Exhibit 10(xxv)

ITEM PROCESSING AND LOCKBOX SERVICES AGREEMENT

between

THE NORTHERN TRUST COMPANY

and

FISERV SOLUTIONS, INC.

October 26, 2007

-i-

(continued)

		Page
8.2	Northern Trust Relationship Manager	10

8.3	Problem Notification	10

8.4	Conduct of Fiserv Employees and Agents	10

8.5	Fiserv Employment Policies	10

ARTICLE 9.	MANAGEMENT AND CONTROL	11

9.1	Management Meetings	11

9.2	Management Committee	11

9.3	Management Committee Direction	11

9.4	Business Plan	10

ARTICLE 10.	SOFTWARE	12

10.1	Northern Trust Software	12

10.2	Developed Software	12

10.3	Fiserv Software	13

ARTICLE 11.	NORTHERN TRUST RETAINED RESPONSIBILITIES	14

ARTICLE 12.	REPORTS AND DATA	14

12.1	Reports	14

12.2	Inspection of Reports	14

12.3	Northern Trust Data Ownership	14

12.4	Errors Correction	14

12.5	Return of Data	14

12.6	Data Retention	15

12.7	Records	15

ARTICLE 13.	CONTINUED PROVISION OF SERVICES	15

13.1	Business Continuity Plan	15

13.2	Force Majeure	16

ARTICLE 14.	PAYMENTS TO FISERV	16

14.1	Designated Fees	16

14.2	Fee Schedules During the Initial Term	17

14.3	Fee Schedules During Renewal Term	17

14.4	New Service Fees	17

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

EXHIBITS

NOTE: Those exhibits marked with “*” have been omitted as non-material. Those exhibits marked “**” have been included in redacted form pursuant to a request for confidential treatment. Unredacted exhibits have been filed separately.

Exhibit 3.1A	Designated Item Processing Services
Exhibit 3.1B	Designated Lockbox Services
Exhibit 3.2	Implementation Plan
Exhibit 4.1	Form of New Services Schedule*
Exhibit 5.1A	Designated Item Processing Service Levels*
Exhibit 5.1B	Designated Lockbox Services Levels*
Exhibit 5.5	Float Policy*
Exhibit 6.1	Additional Service Locations*
Exhibit 9.3	Management Process for the Management Committee*
Exhibit 10	Northern Trust Software*
Exhibit 11	Northern Trust Retained Responsibilities*
Exhibit 12.1	Reports*
Exhibit 12.6	Data Retention Schedule*
Exhibit 13.1	Business Continuity Plan*
Exhibit 14.1A	Designated Item Processing Fees**
Exhibit 14.1B	Designated Lockbox Fees**
Exhibit 20.1	Termination Fees**
Exhibit 26.19	Relationship Management Model*

-v-

ITEM PROCESSING AND LOCKBOX SERVICES AGREEMENT

ITEM PROCESSING AND LOCKBOX SERVICES AGREEMENT (this “Agreement”) dated as of October 26, 2007 (the “Agreement Date”), by and between THE NORTHERN TRUST COMPANY (“Northern Trust”), an Illinois banking corporation, and FISERV SOLUTIONS, INC. (“Fiserv”), a Wisconsin corporation.

W I T N E S S E T H:

WHEREAS, based on the proposal submitted by Fiserv to Northern Trust on September 29, 2006, Northern Trust and Fiserv have engaged in extensive negotiations, discussions and due diligence culminating in the relationship described in this Agreement;

WHEREAS, based on such proposal, Northern Trust desires to retain Fiserv as its primary provider of item processing and lockbox processing services; and

WHEREAS, Fiserv intends to perform the services described in this Agreement reflecting appropriate new technologies for providing such services;

NOW, THEREFORE, Fiserv and Northern Trust agree as follows:

ARTICLE 1.

DEFINITIONS

The following defined terms have the meanings specified in the Agreement portion indicated below:

TERM	DEFINED IN
Additional Fees	Section 14.1
Agreement	Heading
Agreement Date	Heading
Business Continuity Plan	Section 13.1
Business Plan	Section 9.4
Change(s)	Section 4.1
COLA Factor	Section 14.2
Completion Date	Section 3.2
Conclusion Date	Article 19
Contract Year	Section 2.2
Critical Services	Section 13.1
Customization and Testing Hours	Section 4.1
Data	Section 12.6
Designated Fees	Section 14.1
Designated Item Processing Fees	Section 14.1
Designated Lockbox Fees	Section 14.1
Designated Service Levels	Section 5.1
Designated Item Processing Services	Section 3.1

Designated Lockbox Services	Section 3.1
Designated Services	Section 3.1
Developed Software	Section 10.2
Disaster	Section 13.1
Discloser	Section 17.2
Dispute	Section 23.2
Effective Date	Section 2.1
Estimated Fees	Section 14.1
Estimated New Service Fees	Section 14.1
Estimated Designated Fees	Section 14.1
Estimated Out-of-Pocket Expenses	Section 14.1
Fees	Section 14.4
Force Majeure Event	Section 13.2
Fiserv Agent(s)	Section 8.4
Fiserv Implementation Manager	Section 3.3
Fiserv Information	Section 17.1
Fiserv Proprietary Software	Section 10.3
Fiserv Relationship Manager	Section 8.1
Fiserv Software	Section 10.3
Fiserv Systems	Section 7.1
Fiserv Third Party Software	Section 10.3
Hearing	Section 23.3
Implementation Managers	Section 3.4
Implementation Period	Section 3.2
Implementation Plan	Section 3.2
Implementation Procedures	Section 4.2
Implementation Services	Section 4.1(b)
Improved Technology	Section 3.5
Information	Section 17.1
Initial Term	Section 2.1
LOI Additional Services	Section 3.2
Losses	Section 24.1
Management Committee	Section 9.2
New Service(s)	Section 4.1
New Service Fees	Section 14.4
New Service Levels	Section 5.2
New Services Schedule	Section 4.1
Northern Trust Agent(s)	Section 10.3
Northern Trust	Heading
Northern Trust Data	Section 12.3
Northern Trust Implementation Manager	Section 3.4
Northern Trust Information	Section 17.1
Northern Trust Proprietary Software	Section 10.1
Northern Trust Relationship Manager	Section 8.2
Northern Trust Retained Responsibilities	Article 11
Northern Trust Software	Section 10.1

Northern Trust Systems	Section 7.2
Northern Trust Third Party Software	Section 10.1
Notice	Section 26.2
Original Service Location	Section 6.1
Out-of-Pocket Expenses	Section 14.4
Problem	Section 8.3
Recipient	Section 17.1
Reconstruction Costs	Section 26.18
Relationship Managers	Section 8.2
Renewal Term(s)	Section 2.2
Report(s)	Section 12.1
Residuals	Section 17.3
Securities	Section 26.18
Service Levels	Section 5.2
Service Location(s)	Section 6.1
Services	Section 4.1
Software	Section 10.3
SmartBox	Section 3.6
Statement of Work	Section 4.1
Systems	Section 7.2
Taxes	Article 15
Term	Section 2.2
Termination Assistance Period	Article 21
Termination Assistance Services	Article 21
Yearly Damage Cap	Section 25.1

ARTICLE 2.

TERM

2.1 Initial Term. The initial term of this Agreement shall commence on January 1, 2008 (the “Effective Date”) and shall continue until midnight Central Time on June 30, 2013 (the “Initial Term”), unless terminated earlier pursuant hereto.

2.2 Renewal Term. Upon Initial Term expiration, this Agreement shall automatically renew for two successive one-year terms (collectively, “Renewal Terms”; and each, a “Renewal Term”) unless terminated (1) earlier pursuant to Article 19; or (2) by either party upon at least 365 days’ written Notice to the other prior to Initial Term expiration or any Renewal Term expiration. The Initial Term and any Renewal Terms are collectively called the “Term”. Each 12-month period commencing on the Effective Date during the Term is called a “Contract Year”.

ARTICLE 3.

DESIGNATED SERVICES.

3.1 Designated Services. Fiserv shall provide Northern Trust (1) the item processing services listed in Exhibit 3.1A (“Designated Item Processing Services”) and (2) the lockbox processing services listed in Exhibit 3.1B (“Designated Lockbox Services;” Designated Lockbox Services and Designated Item Processing Services being collectively, “Designated Services”). Fiserv shall assume full responsibility for managing, administering, operating and maintaining the Northern Trust Systems, Northern Trust Software and such other resources as are mutually agreed by the parties. During the Term, Fiserv shall be the exclusive provider for Northern Trust of services substantially similar to the Designated Services that Northern provides to its customers. Fiserv may, at its option, agree to provide Designated Services to any affiliate of Northern Trust upon such terms as may be mutually agreeable to such Northern Trust affiliate and Fiserv at such time; provided, however, that neither Fiserv nor any Northern Trust affiliate shall be under any obligation to enter into such an agreement. Northern Trust and any Northern Trust affiliate may enter into agreements with other providers for services substantially similar to New Services.

3.2 Implementation. Commencing on the Effective Date and continuing until June 30, 2011 or such other date as may be mutually agreed between the parties (“Completion Date”), Fiserv shall implement the systems and data described in Exhibit 3.2 in accordance with the implementation plan set forth in Exhibit 3.2 (the “Implementation Plan”; the period commencing on the Effective Date until the Completion Date being the “Implementation Period”). Fiserv shall also provide certain services under the Implementation Plan as set forth in Exhibit 3.2 (collectively, the “LOI Additional Services”). During the Implementation Period, (1) Fiserv shall provide Northern Trust with monthly reports on its progress, and (2) Fiserv shall provide the Management Committee with regular reports of its progress. Without limiting the rights of Northern Trust under Sections 24 and 25, failure to meet the requirements of the Implementation Plan will result in Fiserv paying Northern Trust liquidated damages, as described in Exhibit 3.2. Notwithstanding anything in this Agreement to the contrary, all costs, fees and expenses associated with the provision of the LOI Additional Services, the implementation of the LOI Additional Services, and the upgrade to the 4.07 DMP platform (as described in Exhibit 3.2) shall be borne by Fiserv; provided, however that in the event that a Change is made to an LOI Additional Service or there is a material change to the scope of the upgrade to the 4.07 DMP platform (as described in Exhibit 3.2), then the costs, fees and expenses associated with such Change or material change shall be borne as mutually agreed by the parties hereto.

3.3 Fiserv Implementation Manager. Fiserv shall appoint an individual who shall be in charge of implementing the Implementation Plan on behalf of Fiserv during the Implementation Period (the “Fiserv Implementation Manager”). The initial Fiserv Implementation Manager shall be Anna M. Quinlan. Fiserv may change the Fiserv Implementation Manager at any time upon notice to Northern Trust.

3.4 Northern Trust Implementation Manager. Northern Trust shall appoint an individual who shall be in charge of implementing the Implementation Plan on behalf of Northern Trust during the Implementation Period (the “Northern Trust Implementation Manager”; the Northern Trust Implementation Manager and the Fiserv Implementation Manager being collectively the “Implementation Managers”). The initial Northern Trust Implementation Manager shall be Donald E. Berk. Northern Trust may change the Northern Trust Implementation Manager at any time upon notice to Fiserv.

3.5 Improved Technology. Fiserv shall use reasonable efforts to provide Northern Trust access to, for Northern Trust’s evaluation and acceptance testing, new information technology developments relating to the financial and information services industries or to any Designated Services (“Improved Technology”), provided, that such access is not inconsistent with Fiserv’s obligations of confidentiality to any unaffiliated third party. All costs, fees and expenses associated with such evaluation and testing shall be borne by the parties as mutually agreed by the parties hereto. Fiserv shall use reasonable efforts to adopt and implement at its cost any Improved Technology that becomes the industry standard for leading technology banking service institutions serving the large corporate market. In addition, to the extent not inconsistent with Fiserv’s obligations of confidentiality to any unaffiliated third party, Fiserv shall meet with Northern Trust at least once each Contract Year to inform Northern Trust of any Improved Technology related to any item or information processing or imaging technology Fiserv is developing, or is considering developing, or is otherwise aware of, that relates to either the financial or information services industries or to any Designated Services. Except as otherwise mutually agreed by the parties hereto, Fiserv covenants and agrees (1) that any and all third-party software used by Fiserv to provide the Designated Services shall never be more than one version behind the then-current release of such third-party software available in the marketplace, and (2) that the same software shall be used at each Service Location. Each quarter, Fiserv shall obtain an update from its software vendors that identifies the current released version of third-party software used by Fiserv to provide the Designated Services and such updates shall be discussed in the monthly management meetings described in Exhibit 9.3. In the event that a new version of any software used by Fiserv to provide the Designated Services becomes publicly available and Northern Trust believes that Fiserv should obtain such new version and Fiserv disagrees, then the matter shall be deemed to be a Dispute subject to the resolution procedures set forth in Article 23 of this Agreement. Fiserv also covenants and agrees to use reasonable efforts to remain current with respect to new information technology developments relating to the Designated Services.

3.6 SmartBox. Notwithstanding anything to the contrary in this Agreement, in the event that Northern Trust pays Fiserv fees or uses Customization and Testing Hours for the purpose of upgrading the current SmartBox software application, Fiserv covenants and agrees that it shall not use such upgraded software to provide Services to any item processing client or lockbox processing client other than Northern Trust. Fiserv may offer the version of SmartBox in use as of the Effective Date to any of its clients provided that such Fiserv client is not offering SmartBox to a Northern Trust client as of the Effective Date. For purposes of this Agreement, “SmartBox” shall mean the highly-customized receivables matching management system designed to speed the billing process by integrating all elements of the billing, receivables, and collection cycle, including paper and electronic payment processing, lockbox deposits, remittance data capture and reconcilement, invoice detail, data transmissions for automated cash applications, and remittance document imaging and delivery.

3.7 Financial Reports and Other Information. Fiserv shall provide Northern Trust within (1) 90 days after the end of its fiscal year, copies of Form 10-K as filed by Fiserv, Inc.; and (2) 45 days after the end of each of its fiscal quarters, copies of Form 10-Q as filed by Fiserv, Inc. Northern Trust may review and obtain access to such Forms 10-K and 10-Q at any time via www.fiserv.com<http://www.fiserv.com/>, or www.sec.gov<http://www.sec.gov/>. The foregoing shall be prepared in accordance with generally accepted accounted principles unless noted therein. In addition, Fiserv shall provide Northern Trust within (1) 45 days after Fiserv’s fiscal year end and (2) 45 days after Fiserv’s fiscal quarter ends, copies of the unaudited management report for each Service Location as of the fiscal year end, detailing volumes processed, staffing levels, service level performance, number of new clients added during the period, and other operational statistics that may be agreed upon by the parties for the period then ended.

ARTICLE 4.

NEW SERVICES AND CHANGES

4.1 New Services. (a) Northern Trust may from time to time request that Fiserv perform additional services related to item processing or lockbox processing either in addition to or outside the scope of Designated Services and/or the LOI Additional Services and (1) that require resources other than those required for performance of Designated Services or the LOI Additional Services or require additional start-up expenses not otherwise required for the performance of Designated Services or the LOI Additional Services, including (a) certain Software modifications; and (b) additions to a Designated Service or an LOI Additional Service (collectively, “New Services;” New Services, Designated Services, and LOI Additional Services being collectively, “Services”) or (2) that materially change a Service (each a “Change;” collectively, “Changes”).

(b) Fiserv agrees to provide 2,000 hours (“Customization and Testing Hours”) to Northern Trust in connection with Fiserv’s provision of the LOI Additional Services. Beginning with the second Contract Year and continuing until the end of the Term, Fiserv shall provide to Northern Trust 1,000 Customization and Testing Hours per Contract Year in connection with the provision of any Services. The parties hereto agree that the projects and services to be included in the Customization and Testing Hours shall be as defined in Addendum A to Exhibits 14.1A and 14.1B. The budgeting of hours by project to be included in Customization and Testing Hours shall be mutually agreed upon by Fiserv and Northern Trust in writing. The parties shall use their reasonable efforts to assure that all projects involving Customization and Testing Hours are completed without material variation from the time budgeted for such projects in the applicable statement of work, the form of which is set forth in the New Services Schedule. If any proposed service is not part of Customization and Testing Hours, the applicable statement of work shall include, at a minimum, (i) the time frame for delivery or performance of such service; (ii) if applicable, a description of such service’s scope and functionality; (iii) the applicable terms, conditions and fees to be paid with respect to such service; (iv) an explanation of Fiserv’s actual business case and a proposed business justification on behalf of Northern Trust in respect of such proposal; and (v) to the extent applicable, an estimate of the resource requirements (Fiserv and Northern Trust) necessary to develop and implement such service (each, a “Statement of Work”). The parties hereto agree to use available Customization and Testing Hours for a given Contract Year prior to incurring any billable charges for applicable services or projects.

(c) Fiserv also may submit a Statement of Work to Northern Trust to make a Change to any Service. If (i) Northern Trust elects to have Fiserv make such Change and (ii)

both parties agree that such Change will be beneficial, Northern Trust and Fiserv shall execute an amendment to this Agreement in substantially the form set forth in Exhibit 4.1 for such New Service or Change (a “New Services Schedule”). Fiserv shall perform its responsibilities as required in the applicable New Services Schedule related to any New Service or Change.

4.2 Implementation Procedures. Fiserv shall implement New Services and Changes in accordance with Fiserv and Northern Trust’s then applicable change control procedures (“Implementation Procedures”).

4.3 Status Reports. Fiserv shall provide Northern Trust with monthly reports of the status of its progress in implementing Services and Changes.

ARTICLE 5.

SERVICE LEVELS

5.1 Designated Service Levels. As of the Effective Date, Fiserv shall provide (1) Designated Item Processing Services at or better than the levels of service set forth in Exhibit 5.1A and (2) Designated Lockbox Services at or better than the levels of services set forth in Exhibit 5.1B, which Northern Trust represents and warrants are the corresponding levels of service as of the Effective Date (collectively, “Designated Service Levels”). Without limiting the rights of Northern Trust under Sections 24 and 25, failure to meet those service levels for two consecutive months will be deemed to be a Dispute to be resolved by the Management Committee pursuant to Section 23.2 of this Agreement.

5.2 New Service Levels. Fiserv shall provide New Services and Changes at levels equal to or better than the levels of service (1) specified in the applicable New Services Schedule; or (2) otherwise mutually established by Northern Trust and Fiserv (collectively, “New Service Levels”; Designated Service Levels and New Service Levels being collectively, “Service Levels”).

5.3 Service Levels Adjustment. At least once each Contract Year, the Management Committee shall review Service Levels for the preceding Contract Year. In respect of any Service Levels that require periodic adjustment or that are no longer appropriate because of a Change or other technology that has been implemented to change or enhance Services, the Management Committee may recommend that such Service Levels be adjusted as of January 1 of the subsequent Contract Year, and, upon mutual agreement of the parties hereto, such Service Levels shall be adjusted with expenses related thereto paid as mutually agreed. In addition, either Northern Trust or Fiserv may, at any time upon 60 days prior notice to the other party, initiate negotiations to review and adjust any Service Levels that such party in good faith believes are inappropriate at the time.

5.4 Service Reports. Fiserv shall provide Northern Trust with monthly reports in respect of Designated Service Levels set forth in Exhibits 5.1A and 5.1B, respectively, and any New Service Levels described in Section 5.2.

5.5 Float Policy. In performing the Designated Services, Fiserv shall observe the Float Policy set forth in Exhibit 5.5.

ARTICLE 6.

SERVICE LOCATIONS AND RELATED PROCEDURES.

6.1 Service Locations. The main location for the provision of the Services shall be at 350 North Orleans, Chicago, Illinois 60654 (the “Original Service Location”). Fiserv shall not relocate the Original Service Location at which the Services are provided without the prior written consent of Northern Trust, which cannot be unreasonably withheld. During the Initial Term, Fiserv shall establish satellite sites for the provision of the Designated Lockbox Services according to the schedule and subject to any other requirements set forth in Exhibit 6.1. Northern Trust shall be permitted access to any locations used by Fiserv to perform any of the Services (such locations being “Service Locations”) at all times and subject to any reasonable notice, security and confidentiality procedures in effect at such Service Location. Fiserv specifically covenants and agrees that all such facilities will be maintained appropriately during normal hours of operation (including second or third shifts) for tours by clients and prospective clients of Northern Trust. Full access to each Service Location will also be provided so that state and federal regulators to which Northern Trust, Northern Trust’s clients and the Services are subject shall be allowed to examine all aspects of applicable laws and regulations, including, without limitation, Fiserv’s data and system security.

6.2 Facilities Security Procedures. Fiserv shall implement, maintain, and enforce reasonable environmental and physical security standards and procedures at each Service Location.

6.3 Data and Systems Security. (a) Fiserv shall (1) implement, maintain, and enforce data and systems security in respect of Fiserv Systems; and (2) maintain and enforce in respect of (a) any Northern Trust Systems that Fiserv is responsible for as part of Designated Services; and (b) any Northern Trust Data, in each case on-line security standards and procedures at least as rigorous as those in effect at the Original Service Location as of the Effective Date.

(b) In the event Northern Trust Data is transmitted over an unsecured electronic network, the information must be either (1) encrypted using a commercially reasonable security technology that, at a minimum, is equivalent to 128-bit RC4 encryption technology (or its equivalent at the time) or (2) transmitted via a secure session that utilizes a commercially reasonable security technology that provides a level of security that, at a minimum, is equivalent to 128-bit RC4 encryption technology.

(c) Fiserv shall encrypt any Northern Trust Data on portable media, including without limitation laptop computers, CD-ROMs, and thumb drives, in the event that such media is used or sent out of any Fiserv Service Location. The obligation set forth in the immediately preceding sentence applies to portable media used by any Fiserv Agent. Fiserv shall also notify the Northern Trust Relationship Manager promptly of any security breach or acquisition of Northern Trust Data by an unauthorized person.

(d) In addition to the requirements set forth in Section 17.2 of this Agreement, Fiserv shall maintain the confidentiality of any nonpublic personal information obtained from Northern Trust in connection with the provision of the Services according to the standards established by 15 U.S.C. Section 6802 and any regulations issued in accordance thereto, subject to any statutory and regulatory exceptions. Fiserv shall also maintain appropriate measures designed to meet the objectives of the guidelines establishing information security standards as adopted by federal bank regulatory agencies, as well as any standards established by the Securities and Exchange Commission. Fiserv acknowledges that such standards currently require that reasonable measures be implemented to (1) ensure the security and confidentiality of any Northern Trust’s consumer customer information in Fiserv’s possession or control; (2) protect against any anticipated threat or hazards to the security or integrity of Northern Trust’s consumer customer information; (3) protect against unauthorized access to or use of Northern Trust’s consumer customer information that could result in substantial harm or inconvenience to any consumer customer of Northern Trust; and (4) ensure the proper disposal of Northern Trust’s consumer customer information.

ARTICLE 7.

SYSTEMS.

7.1 Fiserv Systems. Except as provided in Article 10, any systems and related documentation and procedures and any modifications or enhancements to such systems or related documentation or procedures designed, developed, owned, acquired, or licensed by Fiserv or any of its affiliates (other than Northern Trust and its affiliates) related to Services (“Fiserv Systems”) shall be the exclusive property of Fiserv or its third party licensor or lessor, as the case may be. Fiserv shall maintain the Fiserv Systems in good working order, to the reasonable satisfaction of Northern Trust. Fiserv shall also maintain in good working order the interfaces the Fiserv Systems have with any systems, software or devices of Northern Trust. Fiserv will also cooperate with establishing and maintaining any interfaces it might have with third parties in providing the Services. Except as otherwise provided herein, Northern Trust shall have no rights to or interests in Fiserv Systems.

7.2 Northern Trust Systems. Except as provided in Article 10, any systems and related documentation or procedures and any modifications or enhancements to such systems or related documentation or procedures designed, developed, owned, acquired, or licensed by Northern Trust or any of its affiliates related to Services (“Northern Trust Systems”; the Fiserv Systems and the Northern Trust Systems being collectively, “Systems”) shall be the exclusive property of Northern Trust or its third party licensor or lessor, as the case may be. Fiserv shall have no rights to or interests in Northern Trust Systems. Fiserv shall maintain in good working order and shall not injure or compromise in any material way the portion of Northern Trust Systems that Fiserv uses or with which Fiserv interfaces in order to provide Services.

ARTICLE 8.

RELATIONSHIP TEAM.

8.1 Fiserv Relationship Manager. Fiserv shall appoint an individual who shall be in charge of the performance of the Services (the “Fiserv Relationship Manager”). The initial Fiserv Relationship Manager shall be Ted Wong. Fiserv may change the Fiserv Relationship Manager at any time upon notice to Northern Trust.

8.2 Northern Trust Relationship Manager. Northern Trust shall appoint an individual who shall be in charge of working with the Fiserv Relationship Manager in connection with the performance of the Services by Fiserv (the “Northern Trust Relationship Manager”; the Fiserv Relationship Manager and Northern Trust Relationship Manager being collectively, “Relationship Managers”). The initial Northern Trust Relationship Manager shall be Karen Beata. Northern Trust may change the Northern Trust Relationship Manager at any time upon notice to Fiserv.

8.3 Problem Notification. In the event Fiserv becomes aware (either through notification by Northern Trust or otherwise) of a Systems, Software, or Services event, occurrence, error, defect, or malfunction that Fiserv reasonably believes would materially affect any of the Services (each, a “Problem”), Fiserv shall promptly notify the Northern Trust Relationship Manager of such Problem. Fiserv shall treat such Problem as a priority and work diligently to avert any adverse effect such Problem may have on the Services. If the Problem is not corrected within 24 hours, Fiserv shall devote sufficient increased resources to either correct the Problem or provide a work around acceptable to Northern Trust. If the Problem has not been corrected within two days, Fiserv shall pay damages to Northern Trust as determined by the Management Committee, with such damages to be governed pursuant to the provisions of this Agreement. If more than one Problem arises or occurs at one time, the Northern Trust Relationship Manager shall determine and inform Fiserv promptly as to the order of priority in which such Problems shall be addressed and resolved.

8.4 Conduct of Fiserv Employees and Agents. Fiserv’s employees, agents, contractors, and subcontractors, including any temporary employees of Fiserv involved in the provision of any of the Services (collectively, “Fiserv Agents”) shall (1) in the event that Fiserv Agents are performing any of the Services at a Northern Trust location, comply with reasonable Northern Trust requests, rules, and regulations regarding personal and professional conduct (including the wearing of a particular uniform or business attire, identification badge or adhering to general security procedures) generally applicable to that Northern Trust location; (2) adhere to applicable security procedures; (3) otherwise conduct themselves in a businesslike and professional manner; and (4) upon Northern Trust’s request at any time, be made reasonably available to Northern Trust to assist in a Northern Trust RFP process relating to services substantially similar to the Services.

8.5 Fiserv Employment Policies. Fiserv shall exercise due care and diligence in the selection and training of Fiserv Agents and shall take reasonable steps to assure that Services are provided only by persons who have not been convicted of a criminal offense involving violence, dishonesty or any breach of trust. Fiserv shall include language on its employment application or in its subcontracts requiring prospective Fiserv Agents to attest to not having been so convicted. Each Fiserv Agent involved in providing Services shall be bondable and covered by the insurance required under Section 26.18. Fiserv and each Fiserv Agent will not discriminate against any of its employees or applicants for employment because of age, race, color, religion, sex, national origin, ancestry, disability, handicap, or veteran status or any other basis prohibited by applicable federal, state or local law, and will comply with all applicable requirements of the equal opportunity and affirmative action clauses set forth in Executive Order 11246 and Executive Order 13201 (applicable to subcontractors), as amended, in the regulations of the Department of Labor implementing the Vietnam Era Veterans Readjustment Act of 1974, and in the Rehabilitation Act of 1973, as amended, which, together with the implementing rules and regulations prescribed by the U.S. Secretary of Labor, are incorporated in this Agreement by reference.

ARTICLE 9.

MANAGEMENT AND CONTROL

9.1 Management Meetings. During the Term, at least quarterly meetings of the Management Committee shall be held at a designated site or by conference call or video conference, as may be agreed by the members of the Management Committee.

9.2 Management Committee. Northern Trust shall appoint three members of its management staff, and Fiserv shall appoint three members of its management staff, to serve on a management committee (the “Management Committee”). The initial Northern Trust–appointed members of the Management Committee shall be Arthur J. Fogel, Marianne G. Doan and Donald E. Berk. The initial Fiserv–appointed members of the Management Committee shall be Stephen J. Ward, Anna M. Quinlan, and Teri M. Carstensen. Each of Northern Trust and Fiserv may change any of the members whom it appoints to the Management Committee at any time upon notice to the other. The Management Committee shall be authorized and responsible for (1) generally overseeing the performance of the Services, including, without limitation, service level performance; (2) making recommendations relating to the achievement of Northern Trust strategic and tactical objectives in respect of the establishment, budgeting, and implementation of Northern Trust’s priorities and plans for item processing or lockbox processing and communications relating thereto; (3) monitoring and resolving Disputes (including, without limitation, a determination of possible liquidated damages); (4) identifying major enhancements each Contract Year and determining which of those will be part of the Customization and Testing Hours for the Contract Year; (5) monitoring provision of Customization and Testing Hours and special projects according to the standards mutually agreed upon by Fiserv and Northern Trust in writing; (6) coordinating and planning for the provision of New Services or Changes; (7) monitoring and resolving concerns identified by Northern Trust’s control unit or fraud unit; and (8) and generally overseeing the relationship between Northern Trust and Fiserv.

9.3 Management Committee Direction. Each party shall abide by the directions and plans of the Management Committee. The management process for the Management Committee and the performance of the Services shall be as described in Exhibit 9.3 hereto. Decisions of the Management Committee will be made by consensus.

ARTICLE 10.

SOFTWARE

10.1 Northern Trust Software.

(1) Northern Trust hereby grants Fiserv during the term hereof, a non-exclusive, non-transferable license to (a) use to the extent required to perform the Services and to the extent and on the terms as may be mutually agreed by the parties, to perform services for other customers of Fiserv, (i) Northern Trust proprietary software used prior to the Effective Date to perform the Designated Services, including the Northern Trust proprietary software listed in Exhibit 10; and (ii) to the extent agreed upon by the parties, any other Northern Trust proprietary software acquired by Northern Trust after the Effective Date for use related to Services (collectively, “Northern Trust Proprietary Software”); (b) use to the extent required to perform the Services and to the extent and on the terms as may be mutually agreed by the parties, to perform services for other customers of Fiserv, (i) the software licensed or leased by Northern Trust from a third party prior to the Effective Date and used to perform Designated Services, including the licensed or leased software listed in Exhibit 10; and (ii) to the extent agreed upon by the parties, any software licensed or leased by Northern Trust from a third party after the Effective Date for use related to Services (collectively, “Northern Trust Third Party Software”); and (c) use any documentation related to Northern Trust Proprietary Software or Northern Trust Third Party Software in Northern Trust’s possession on or after the Effective Date to the extent required to perform the Services and to the extent and on the terms as may be mutually agreed by the parties, to perform services for other customers of Fiserv, (Northern Trust Proprietary Software, Northern Trust Third Party Software, and such documentation being collectively, the “Northern Trust Software”). Northern Trust Software shall be the exclusive property of Northern Trust or its third-party licensor, as the case may be, and Fiserv shall have no rights to or interests in Northern Trust Software, except the license described in this Section 10.1. Nothing herein shall in any way affect Northern Trust’s rights to the Northern Trust Software, which except as specifically described herein, remains absolute. Upon the expiration or termination of this Agreement, the rights granted to Fiserv in this Section 10.1 shall immediately revert to Northern Trust.

(2) Fiserv may sublicense to Fiserv Agents (each such sublicenses must be specifically approved by Northern Trust) the right to use Northern Trust Software to the extent set forth in Section 10.1(1) and as may otherwise be mutually agreed.

(3) Upon expiration or termination of this Agreement for any reason, Fiserv shall provide Northern Trust with all extant copies in its possession of Northern Trust Software, whether in written or electronic form or otherwise.

(4) Fiserv shall not reverse engineer or decompile Northern Trust Software.

10.2 Developed Software. Except as otherwise provided as part of a New Services Schedule in accordance with Article 4, (1) any enhancements or modifications to the Northern

Trust Software (“Developed Software”) shall be and shall remain the exclusive property of Northern Trust or the applicable third party licensor. Fiserv shall provide Northern Trust with documentation and source code for all Developed Software at the time the Developed Software goes into use. (2) In consideration of the payments made by Northern Trust hereunder, Fiserv hereby assigns to Northern Trust all right, title, and interest in the Developed Software and agrees to execute such documents and take such actions as shall be reasonably necessary to effect such assignments. (3) Northern Trust hereby grants to Fiserv during the Term a non-exclusive, non-transferable license to use Developed Software to the extent required to perform the Services and to the extent and on the terms as may be mutually agreed by the parties, to perform services for other customers of Fiserv. (4) Fiserv may sublicense to Fiserv Agents (each of whom shall be specifically approved by Northern Trust) the right to use Developed Software during the Term of this Agreement. (5) Upon expiration or termination of this Agreement for any reason, Fiserv shall deliver to Northern Trust all extant copies in its possession of Developed Software and any related documentation, whether in written or electronic form or otherwise, unless any such Developed Software shall be being used by Fiserv to provide services to other customers of Fiserv, in which case upon payment of a fair market license fee, the rights granted to Fiserv in this Section 10.2 shall continue until any services agreements with such other customers using such Developed Software shall expire or otherwise lapse.

10.3 Fiserv Software. (1) All software and related documentation (a) (i) owned by Fiserv prior to the Effective Date or of which Fiserv acquires ownership after the Effective Date, which is used to perform the Services; or (ii) developed by Fiserv after the Effective Date that is not Developed Software (collectively, “Fiserv Proprietary Software”); or (b) licensed or leased from a third party by Fiserv prior to or after the Effective Date that is used to perform the Services (“Fiserv Third Party Software”; the Fiserv Proprietary Software and the Fiserv Third Party Software being collectively, the “Fiserv Software”) shall be the exclusive property of Fiserv or its third-party licensor, as the case may be, and Northern Trust shall have no rights to or interests in Fiserv Software except as described in this Section 10.3 or Section 3.6. (2) Fiserv shall use Fiserv Software to provide the Services at no additional cost to Northern Trust other than as expressly provided in this Agreement. (3) Northern Trust may sublicense to its employees, agents, contractors and subcontractors (collectively, “Northern Trust Agents”) (each of such sublicensees shall be specifically approved by Fiserv) the right to use the Fiserv Software. Upon expiration or termination of this Agreement and upon payment by Northern Trust to Fiserv of the then current licensing fee from time to time, if any (so long as the licensing fee is no higher than the amount charged to any other non-affiliated third party), Fiserv shall deliver to Northern Trust a copy of, and hereby grants, or shall cause to be granted to Northern Trust, a non-exclusive, non-transferable license to use and to sublicense to a third party to use, the Fiserv Software. Upon the expiration or termination of (i) this Agreement; and (ii) the license granted in the preceding sentence, the rights granted to Northern Trust in this Section 10.3 shall immediately revert to Fiserv. Northern Trust Software, Developed Software, and Fiserv Software are collectively called “Software”.

ARTICLE 11.

NORTHERN TRUST RETAINED RESPONSIBILITIES

Unless provided by Fiserv as a New Service, Northern Trust shall be responsible for the services set forth in Exhibit 11 (“Northern Trust Retained Responsibilities”). Northern Trust shall submit to Fiserv monthly invoices for Northern Trust Retained Responsibilities provided in the prior month. Fiserv shall (1) pay such invoiced amounts to Northern Trust or (2) credit such invoiced amounts against the Designated Item Processing Fees or the Designated Lockbox Fees, as applicable, for the immediately following month, in either case no later than 15 days following Fiserv’s receipt of each monthly invoice.

ARTICLE 12.

REPORTS AND DATA.

12.1 Reports. Fiserv shall provide Northern Trust those reports described in Exhibit 12.1 (collectively, “Reports”). Reports shall be prepared by Fiserv and provided to Northern Trust according to the schedules set forth in Exhibit 12.1 and in substantially the same form as described in Exhibit 12.1 unless otherwise mutually agreed.

12.2 Inspection of Reports. Northern Trust shall (1) inspect and review Reports; and (2) provide Fiserv with a notice of any errors or inaccuracies in (a) daily and weekly Reports within 30 days of receipt; and (b) in monthly or other Reports within 45 days of receipt.

12.3 Northern Trust Data Ownership. All data and information, including checks, remittance information, client data, client instructions, image data, microfilm records and other instruments and items, submitted to Fiserv by Northern Trust or its affiliates or their customers in connection with the Services (“Northern Trust Data”) is and shall remain Northern Trust’s or its affiliates’ property or property of their respective customers, as applicable. Northern Trust Data shall not be (1) used by Fiserv and Fiserv Agents other than in connection with providing the Services; (2) sold, assigned, licensed or leased to third parties by Fiserv and Fiserv Agents; or (3) commercially exploited by or on Fiserv’s or Fiserv Agents’ behalf.

12.4 Errors Correction. Fiserv shall promptly correct at its expense any errors or inaccuracies in Northern Trust Data and Reports caused by Fiserv or Fiserv Agents. At Northern Trust’s request and expense, Fiserv shall promptly correct (a) any other errors or inaccuracies in Northern Trust Data and Reports; and (b) any errors or inaccuracies identified by Northern Trust after the applicable review period expiration described in Section 12.2. Northern Trust is responsible for (i) Northern Trust Data accuracy and completeness other than that caused by Fiserv or Fiserv Agents; and (ii) any errors or inaccuracies in and with respect to data obtained from Fiserv or Fiserv Agents because of any inaccurate or incomplete Northern Trust Data other than that caused by Fiserv or Fiserv Agents. Fiserv is responsible for all of the completeness of the Reports and any errors or inaccuracies in its data or Reports.

12.5 Return of Data. Except to the extent that Northern Trust’s request requires personnel or other resources other than those allocated for the provision of the Services in the ordinary course of business, in which case the time and material charges set forth in Exhibits 14.1A and 14.1B shall apply, Fiserv shall on (1) Northern Trust’s request at any time including, without limitation, during a Northern Trust-initiated RFP process relating to services substantially similar to the Services, and (2) upon Termination Assistance Services cessation, (a) promptly return to Northern Trust, in the format and on the media mutually agreed and within the timeframe reasonably requested by Northern Trust, all of Northern Trust Data; and (b) erase or destroy all or part of Northern Trust Data in Fiserv’s possession prior to Termination Assistance Services cessation after successfully returning Northern Trust Data pursuant to this Section 12.5. Archival tapes containing any Northern Trust Data shall be used solely for back-up purposes. Fiserv shall be relieved of its obligations to provide Services (except for any Termination Assistance Services to the extent such Termination Assistance Services can be provided without such Northern Trust Data) should Northern Trust require Fiserv to erase or destroy all Northern Trust Data in its possession prior to cessation of all Termination Assistance Services.

12.6 Data Retention. Fiserv and Northern Trust shall each make and maintain tapes or other media containing copies of any Northern Trust Data then residing on Systems (“Data”) in accordance with the Data Retention Schedule set forth in Exhibit 12.6. On request, authorized Fiserv and Northern Trust personnel shall be permitted access at any time to any facilities used to store Data during normal business hours and subject to any reasonable security and confidentiality procedures or other restrictions in effect at such facilities. Fiserv and Northern Trust shall each maintain Data copies for at least the period specified in Exhibit 12.6 from the date each such Data was made. Fiserv shall maintain its Data copies at locations other than the Service Locations.

12.7 Records. Fiserv shall keep accurate books and records, consistent with its customary accounting and business practices (sufficient to support the Reports), which relate to the performance of the Services hereunder. Upon request from Northern Trust, Fiserv shall provide to Northern Trust and its agents, attorneys and accountants access during normal business hours to such books and records at the offices of Fiserv and the Service Locations for the purpose of copying, verifying and auditing such books and records.

ARTICLE 13.

CONTINUED PROVISION OF SERVICES.

13.1 Business Continuity Plan. Fiserv shall (1) maintain and, in the event of a Disaster, implement business continuity procedures in respect of the Service Locations as set forth in Exhibit 13.1 (collectively, the “Business Continuity Plan”); (2) periodically update and test twice a year, with Northern Trust’s participation, Business Continuity Plan operability; (3) provide Northern Trust with a current Business Continuity Plan copy; (4) certify in writing to Northern Trust the Business Continuity Plan is fully operational at least twice every Contract Year; (5) implement the Business Continuity Plan upon the occurrence of a disruption in the provision or receipt of Services (a “Disaster”); (6) consult with Northern Trust regarding Services priority during pendency of a Disaster; and (7) at least annually during the Term of this Agreement, gain Northern Trust’s written approval to the Business Continuity Plan and provide

Northern Trust with an overview of Northern Trust responsibilities under the Business Continuity Plan. In the event of a Disaster and as part of the Business Continuity Plan, Fiserv shall restore those services designated in the Business Continuity Plan as critical services (“Critical Services”) in accordance with the Business Continuity Plan. All services restored by Fiserv shall be restored in accordance with the Business Continuity Plan. Fiserv may, upon approval of Northern Trust, modify or change the Business Continuity Plan at any time; provided, however, that such change or modification shall not adversely affect Fiserv’s obligation to restore Services in accordance with this Section 13.1, Article 4, and Section 13.2.

13.2 Force Majeure. Neither Northern Trust nor Fiserv shall be liable for a failure or delay in the performance of its obligations pursuant to this Agreement (including in the event of failure or delay in respect of providing Services) (1) provided that such failure or delay (a) could not have been prevented by reasonable precautions; and (b) cannot reasonably be circumvented by the non-performing party through the use of alternate sources, work around plans, or other means; and (2) if such failure or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts or labor difficulties, or any other similar causes, beyond the reasonable control of such party (each a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance of those of its obligations pursuant to this Agreement to the extent affected by the Force Majeure Event for as long as (i) such Force Majeure Event continues; and (ii) such party continues to use commercially reasonable efforts to recommence performance. The party who is failing or delayed in performance by a Force Majeure Event shall (x) promptly notify the other party by telephone (to be promptly confirmed in writing) of the occurrence of a Force Majeure Event; and (y) describe in reasonable detail the circumstances causing the Force Majeure Event.

ARTICLE 14.

PAYMENTS TO FISERV

14.1 Designated Fees. In consideration of Fiserv providing Designated Services, Northern Trust shall pay Fiserv (1) the fees based on unit prices and volume of each item processing Service as set forth in Exhibit 14.1A (“Designated Item Processing Fees”) and (2) the fees based on unit prices and volume of each lockbox processing Service as set forth in Exhibit 14.1B (“Designated Lockbox Fees;” Designated Item Processing Fees and Designated Lockbox Fees, subject to Addendum A to Exhibits 14.1A and 14.1B and Addendum B to Exhibit 14.1A and 14.1B, being collectively, “Designated Fees”). The fee for Services in any month Services are performed shall be the product of volume of items processed in that month multiplied by the applicable unit price set forth in Exhibit 14.1A or Exhibit 14.1B (as such unit prices may be amended from time to time pursuant to this Agreement). No later than January 15, 2008, Northern Trust shall make a deposit payment to Fiserv in the amount of $3,000,000 by direct deposit to an account designated by Fiserv. Beginning in February 2008 and continuing for the each of the 30 months thereafter, Northern Trust shall receive from Fiserv (1) a credit for Designated Item Processing Fees in the amount of $50,000 and (2) a credit for Designated Lockbox Fees in the amount of $50,000. Fiserv shall submit to Northern Trust separate monthly invoices by the 15th day of each month for each of the Designated Item Processing Services and the Designated Lockbox Services provided during the previous month. Northern Trust shall pay the invoice provided to Northern Trust pursuant to this Section 14.1 by direct deposit to an account designated by Fiserv within 15 days of Northern Trust’s receipt of such invoice. In the event Northern Trust disapproves of any amount, Northern Trust shall pay to Fiserv no later than the 15th day of the next month after Northern Trust’s receipt of such invoice any undisputed amounts. Fiserv shall adjust the next invoice to reflect the changes agreed on by Northern Trust and Fiserv. With respect to any mutually agreed upon charge back fees listed on Exhibit 11, Northern Trust shall submit to Fiserv monthly invoices by the 15th day of each month representing expenses and other fees incurred by Northern Trust during the previous month relating to the provision of the Services. Fiserv shall pay such invoiced amount to Northern Trust within 15 days of Fiserv’s receipt of such invoice. In the event that the Fees for a given Contract Year fall below the minimum amounts set forth in Addendum B to Exhibits 14.1A and 14.1B, then Northern Trust shall pay Fiserv for the relevant Contract Year the minimum amount set forth in Addendum B to Exhibits 14.1A and 14.1B.

14.2 Fee Schedules During the Initial Term. The Designated Fee schedules as set forth in Exhibits 14.1A and 14.1B shall remain fixed for the first Contract Year. Thereafter, and subject to the second footnote at the end of Exhibit 3.2, the Fees shall be adjusted no more often than once per Contract Year as follows. First, such Fees shall be subject to adjustment only for such Contract Years that occur after a preceding calendar year (or years, as the case may be) with respect to which the increase in the Consumer Price Index for Urban Consumers, published monthly by the U.S. Department of Labor, or any successor index, was greater than 1%. Second, such Fees shall be adjusted only in accordance with the following formula: the applicable annual increase in the CPI less 1% per annum, multiplied by 77% (the “COLA Factor”; provided, however, that in the event that (1) the COLA Factor falls below 5%, then the Fees shall be adjusted by the actual COLA Factor; (2) the COLA Factor exceeds 5% but is less than 9%, then the Fees shall be adjusted by 5%; or (3) the COLA Factor exceeds 9%, then Fees shall be adjusted by the actual COLA Factor. Any such adjustment shall be for the following period, until the next adjustment, if any.

14.3 Fee Schedules During Renewal Term. Prior to any Renewal Term, the parties shall negotiate in good faith to adjust the Fee schedules which will apply to the Renewal Term. If the parties cannot agree to these adjusted Fees prior to the beginning of such Renewal Term, this Agreement will remain in effect, with Fee schedules unchanged, for an additional Contract Year; and at the end of such Contract Year, this Agreement will terminate without payment of any termination fees or Termination Losses.

14.4 New Service Fees. In consideration of Fiserv providing any New Service or Change, Northern Trust shall pay Fiserv fees in the manner mutually agreed in accordance with Article 4 (“New Service Fees”; Designated Fees, actual postage and reasonable out-of-pocket expenses relating to the Services (“Out-of-Pocket Expenses”) and New Service Fees being collectively, “Fees”).

14.5 Most Favored Customer. In those geographic markets in which a Service Location exists, Fiserv’s charges to Northern Trust for the Services shall be at least as low as Fiserv’s lowest charges for similar services to any of Fiserv’s other customers in such markets for (1) similar volumes and (2) similar scope of service and (3) similar performance standards, in each case subject to appropriate adjustments to reflect any tradeoffs made between profit sharing, base prices, subsidies and assumption of existing operations. Upon request, Fiserv shall provide to Northern Trust a written certificate, signed by an officer of Fiserv, certifying that this Section 14.5 has not been contradicted by any transaction entered into, including any renewal or amendment of an existing agreement, by Fiserv since the later of (i) the Effective Date or (ii) the date of the most recent certification provided by Fiserv pursuant to this Section 14.5. If Fiserv is unable to provide such certificate because of any such transaction entered into by Fiserv contradicting this Section 14.5, Fiserv shall give Northern Trust an adjustment to the financial and other terms of this Agreement, including, if appropriate, the lowest total charges included in any such transaction. Such adjustment shall be retroactively effective as of the date of the first transaction for which such lower charges applied to another Fiserv customer. Any retroactive adjustments shall be paid in the form of credits against future payments by Northern Trust to Fiserv.

14.6 Detailed Invoices. On Northern Trust’s request, Fiserv shall provide mutually agreeable invoices with varying degree of detail (e.g., per unit, department, project). Fiserv shall only invoice Northern Trust for Services provided to Northern Trust under this Agreement. Any amounts owed to Fiserv by a Northern Trust affiliate shall be properly invoiced to that Northern Trust affiliate and not Northern Trust.

14.7 Time of Payment. Any sum due Fiserv or Northern Trust pursuant to this Agreement that is not being disputed in good faith by the other party and for which time of payment is not otherwise specified shall be due and payable 15 days after receipt by either party of an invoice or demand for payment. If either party does not make payment when due for items not in dispute, the other party may assess a late fee of 1 1/2% (or such higher amount as may be permitted under applicable law) per month on the outstanding balance.

14.8 Set-Off Rights. (1) With respect to any amount payable to Northern Trust or its affiliates by Fiserv pursuant to this Agreement or otherwise, in the event that earlier payment dates are not specified for such amounts, or Fiserv has not paid such amounts when due, Fiserv shall credit such amounts against Fees in the month for which such amounts owed to Northern Trust became payable by Fiserv or as soon thereafter as such amounts are known. (2) With respect to any amount not credited to Northern Trust pursuant to Section 14.8(1) that (a) was not accounted for in an invoice; and (b) Northern Trust in good faith determines should be reimbursed or is owed to Northern Trust, Northern Trust may, upon notice to Fiserv, deduct the entire amount owed against Fees otherwise payable to Fiserv under this Agreement until such time as the entire amount owed to Northern Trust is paid.

14.9 Unused Credits. Any unused credits or charges against payments or credits or charges owed to Northern Trust by Fiserv pursuant to this Agreement that were not credited to Northern Trust pursuant to Section 14.8 or accounted for in an invoice shall be paid to Northern Trust by Fiserv within 30 days of the expiration or termination hereof for any reason.

ARTICLE 15.

TAXES

(1) Northern Trust shall pay or reimburse and indemnify Fiserv, for any sales, use or excise Taxes imposed on Fiserv in connection with Fiserv’s provision of Services hereunder. (2) Northern Trust and Fiserv shall cooperate to segregate Fees into the following separate payment streams: (a) those for taxable Services; (b) those for nontaxable Services; (c) those for which a sales, use, or similar Tax has already been paid by Fiserv; and (d) those for which Fiserv functions merely as a Northern Trust paying agent in receiving goods, supplies, or services (including leasing and licensing arrangements) that otherwise are nontaxable or were previously subject to Tax. (3) Fiserv will take all commercially reasonable steps to structure its provision of Services in a manner reasonably acceptable to Northern Trust so that such Services are not taxable, or subject to any taxing authority’s assertion that such Services are taxable. (4) For purposes of this Article 15, “Taxes” shall mean all sales, use, transfer, ad valorem, gross receipts or excise taxes and any other similar taxes, fees, duties, or imposts, plus any interest and penalties imposed thereon, and all expenses incurred by Fiserv related to payment or settlement of or defense against any claim for such taxes; provided that Taxes shall specifically exclude, without limitation, all franchise taxes and all taxes imposed on or measured by the income of Fiserv or Fiserv Agents.

ARTICLE 16.

AUDITS AND REGULATORY EXAMINATIONS

16.1 Processing. On notice from Northern Trust, Fiserv shall provide such internal auditors, external auditors, and inspectors as Northern Trust or any federal or state governmental or regulatory authority to which Northern Trust, Northern Trust’s clients or the provision of the Services is subject may designate, with reasonable access to Service Locations to perform audits or inspections of Fiserv’s processes and procedures (including Fiserv’s provision of Services to Northern Trust). Fiserv shall provide such auditors and inspectors any assistance that they may reasonably require. If any audit or inspection by an auditor or inspector designated by Northern Trust or a federal or state governmental or regulatory authority having jurisdiction over Northern Trust, Northern Trust’s clients or Fiserv results in Fiserv being notified that it is not in compliance with applicable laws, regulations, policies, or interpretations thereof promulgated by governmental or any regulatory authority, any generally accepted accounting principles, or other audit requirements relating to any Services, Fiserv shall, within a reasonable period of time, comply with such audit or federal or state governmental or regulatory authority. In the event that either Northern Trust or Fiserv is audited and a regulatory change is required, both parties shall engage in cooperative behavior in order to implement such change. On an annual basis or as otherwise required upon notice from Northern Trust, each Service Location shall complete such questionnaires and other documentation as Northern Trust may request to enable Northern Trust to determine Fiserv’s compliance with (1) the Federal Financial Institutions Examination Council guidance on technology outsourcing and (2) other similar requirements that may be imposed by a federal or state regulatory authority having jurisdiction over Northern Trust or Northern Trust’s clients.

16.2 Regulatory Examinations. The performance of some or all Services is subject to regulation and examination by state and federal regulatory authorities. Fiserv shall submit to regulations and examinations by all state and federal regulatory authorities having jurisdiction over Northern Trust and Northern Trust’s clients. Notwithstanding Section 17.4 of this Agreement, Fiserv also acknowledges and agrees that any and all contracts between Fiserv and Northern Trust relating to some or all of the Services may be made available to such state and federal regulatory authorities for review.

16.3 SAS-70 Type II Report. Fiserv shall furnish a SAS-70 Type II report to Northern Trust annually no later than November 30th of each year that shall cover a rolling 12 month period beginning October 1 through September 30. Fiserv acknowledges that Northern Trust may provide a copy of such SAS-70 Type II report to others who have a reasonable basis for requesting a copy. Fiserv shall also furnish any such other report(s) as may be mutually agreed upon by the parties hereto.

16.4 Anti-Money Laundering/Bank Secrecy Act Assistance. Upon the request of Northern Trust, Fiserv shall take all commercially reasonable steps to cooperate in good faith with Northern Trust in any investigations, reports (including, without limitation, any suspicious activity reports), filings or other documents or actions Northern Trust may take or complete to comply with federal anti-money laundering and bank secrecy laws and regulations.

ARTICLE 17.

CONFIDENTIALITY

17.1 Definitions.

(1) Northern Trust Information. “Northern Trust Information” means: (a) confidential plans, customer lists, information, research, development, trade secrets, business affairs (including that of any Northern Trust customer, supplier or affiliate) and other Northern Trust proprietary material; (b) any information and data concerning the business and financial records of Northern Trust’s customers and (c) Northern Trust’s proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

(2) Fiserv Information. “Fiserv Information” means: (a) confidential plans, information, research, development, trade secrets, business affairs (including that of any Fiserv customer, supplier, or affiliate), and other Fiserv proprietary material; and (b) Fiserv’s proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

(3) Information. “Information” means Northern Trust Information and Fiserv Information. No obligation of confidentiality under Section 17.2 applies to any Information that the receiving party (“Recipient”) (a) already possesses without obligation of confidentiality; (b)

develops independently; or (c) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

17.2 Obligations. Recipient agrees to hold as confidential all Information it receives from the disclosing party (“Discloser”). Except as otherwise provided in Article 10, all Information shall remain the property of Discloser or its suppliers and licensors. Except as otherwise provided in Article 10, Information will be returned to Discloser at the termination or expiration of this Agreement. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. However, Northern Trust’s customer information shall be kept confidential at no less than the standard provided by 205 ILCS 5/48.1. Recipient may disclose Information to (a) employees and employees of affiliates who have a need to know; and (b) any other person with Discloser’s prior written consent. For the avoidance of doubt, Recipient shall use Information for the sole purpose of facilitating the provision of Services under this Agreement and for no other purpose. Recipient may disclose Information to the extent required by law, bank regulatory authorities or the rules of any securities exchange. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order. The provisions of this Section 17.2 survive any termination or expiration of this Agreement.

17.3 Systems. Each party’s Systems contain information and computer software that are proprietary and confidential information of, its suppliers, and licensors. Each party agrees not to attempt to circumvent the devices employed by the other to prevent unauthorized access to a system, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

17.4 Confidentiality of this Agreement. Fiserv and Northern Trust agree to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties (except upon the request of bank regulators and as required by law or the rules of any securities exchange). Whenever required by reason of legal or regulatory requirements, a party may disclose all or any part of this Agreement following reasonable notice to the other party, and after satisfying all reasonable means for masking, deleting, or otherwise protecting all or portions of this Agreement. Notwithstanding the foregoing, each party may disclose the existence of and general relationship established by this Agreement but not the terms and conditions of this Agreement.

17.5 Injunctive Relief. Recipient recognizes that disclosure of Information in respect of Discloser may give rise to irreparable injury to the other party and acknowledges that remedies other than injunctive relief may not be adequate. Accordingly, Discloser has the right to seek equitable and injunctive relief without implementing dispute resolution procedures described in Article 23 to prevent unauthorized possession, use, disclosure, or knowledge of any Information, as well as such damages or other relief as is occasioned by such unauthorized possession, use, disclosure, or knowledge.

17.6 Legal Action. Recipient shall not commence any legal action or proceeding in respect of any unauthorized possession, use, disclosure or knowledge, or attempt thereof, of Discloser’s Information by any person or entity, which action or proceeding directly or indirectly identifies Discloser or its Information, without Discloser’s prior written consent.

17.7 Non-Solicitation of Employees. During the Term of this Agreement and for a period of one year thereafter, neither Fiserv nor Northern Trust shall directly or indirectly solicit for employment any persons who are division manager-level employees or above of the other party or its affiliates or subsidiaries; provided, however, that if any such employee has been dismissed by the other party or its affiliate or subsidiary, Fiserv or Northern Trust may freely solicit such person. The term “solicit for employment” shall not be deemed to include general solicitations of employment, such as general advertisements, not specifically directed towards employees of Fiserv or Northern Trust.

17.8 Non-Solicitation of Northern Trust Customers. During the Term of this Agreement and for a period of one year thereafter, Fiserv shall not solicit the item processing or lockbox processing business in a particular geographic market of any person or entity for whom Northern Trust performed item processing or lockbox processing services in such market at any time during the Term of this Agreement or with whom Northern Trust has an ongoing client relationship (without the permission of Northern Trust), except that Fiserv may solicit the item processing or lockbox processing business of any person or entity for whom Northern Trust stopped performing item processing or lockbox processing services prior to two years before such solicitation and with whom Northern Trust does not have an ongoing client relationship (without the permission of Northern Trust).

ARTICLE 18.

REPRESENTATIONS AND WARRANTIES

18.1 By Northern Trust. Northern Trust represents and warrants that: (1) it is an Illinois banking corporation; (2) it has all corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; (3) the execution, delivery and performance of this Agreement are duly authorized by all necessary corporate action; (4) any approval, authorization or consent of any government or regulatory agency, or notice or filing required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement shall be obtained or filed prior to the Effective Date, or immediately upon notice that such approval, authorization, consent, notice or filing is required; (5) it shall comply with all applicable Federal, state and local laws and regulations, and shall obtain all applicable permits and licenses, in connection with its obligations under this Agreement; (6) as of the Effective Date, it has not disclosed any Fiserv Information which did not previously belong to Northern Trust; (7) Designated Services shall not, and Northern Trust Proprietary Software does not, infringe any third party proprietary rights; (8) no outstanding litigation, arbitration or other dispute to which Northern Trust is a party exists that, if decided unfavorably to Northern Trust, would have a material adverse effect on Northern Trust’s ability to fulfill its obligations under this Agreement; (9) it shall not incorporate into any Northern Trust Software or Developed Software any (a) automatic shut-off devices or “time bombs”; or (b) computer viruses or coding intended to corrupt, delete or otherwise render Fiserv Systems inaccessible; and (10) to the knowledge of Northern Trust, no circumstances of non-compliance by Northern Trust with any external audit or regulatory authority exist as of the Effective Date which would affect the performance of its obligations under this Agreement.

18.2 By Fiserv. Fiserv represents and warrants that: (1) it is a Wisconsin corporation, duly organized, validly existing and in good standing under the laws of the State of Wisconsin; (2) it has all requisite power and authority to execute, deliver and perform its obligations hereunder; (3) the execution, delivery and performance of this Agreement are duly authorized; (4) it shall comply with all applicable Federal, state and local laws and regulations, and shall obtain all applicable permits and licenses, in connection with its obligations under this Agreement; (5) as of the Effective Date it has not disclosed any Northern Trust Information; (6) New Services, Fiserv Systems and Developed Software shall not, and Fiserv Software does not and shall not, infringe any third party proprietary rights; (7) it shall not incorporate into any Developed Software any (a) automatic shut-off devices or “time bombs”; or (b) computer viruses or coding intended to corrupt, delete or otherwise render inaccessible Northern Trust Data or Northern Trust Systems; (8) Services shall conform in all material respects to the descriptions set forth in Exhibits 3.1A or 3.1B, as may be amended from time to time; (9) any approval, authorization or consent of any government or regulatory agency, or notice or filing required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement shall be obtained prior to the Effective Date, or immediately upon notice that such approval, authorization, consent, filing or notice is required; (10) to the knowledge of Fiserv, no circumstances of material non-compliance by Fiserv with any external audit or regulatory authority exists as of the Effective Date; and (11) no outstanding litigation, arbitration or other dispute to which Fiserv is a party that, if decided unfavorably to Fiserv, would have a material adverse effect on Fiserv’s ability to fulfill is obligations under this Agreement.

ARTICLE 19.

TERMINATION

19.1 Termination for Convenience. Northern Trust may in its sole discretion terminate this Agreement, in whole or in part, effective as of any time upon at least one year’s notice to Fiserv (a “Termination for Convenience”).

19.2 Termination for Cause. (1) If either party (a) fails to perform any of its material obligations under this Agreement, or (b) breaches any of its material representations or warranties under this Agreement and any such failure or breach is not cured within 30 days after notice is given to the breaching party specifying the nature of the breach (unless the defaulting party demonstrates to the satisfaction of the other party, acting reasonably, that it is proceeding with all due diligence to cure or cause to be cured such breach), the non-breaching party may, upon further notice given within 6 months after the end of the 30 day period to the breaching party terminate this Agreement, in whole or in part, as of the date specified in such notice of termination. (2) If (a) either party repeatedly fails to perform any of its obligations or repeatedly breaches any of its representations or warranties under this Agreement, and (b) such repeated failures or breaches taken together are material in the aggregate as of the date of the most recent such failure or breach even though cured, then (c) the non-breaching party may, upon notice given within 6 months after the most recent failure or breach, terminate this Agreement, in whole or in part, as of the date specified in such notice of termination. (3) In the event of a termination pursuant to Section 19.2(2), Northern Trust or Fiserv, as the case may be, may only terminate (i) those parts of the Agreement that relate to such failures or breaches; and (ii) such other parts of the Agreement that would be affected adversely or would become less effective or more costly, whether taken alone or together with the terminated portions, and, therefore, would be rendered ineffective or unpracticable as a result of terminating only those parts of the Agreement that relate to such failures or breaches.

19.3 Return of Assets Upon Termination For Cause. If this Agreement is terminated for cause by Northern Trust under Section 19.2 hereof, then Northern Trust, at its option exercised in writing at the time of such for cause termination, may elect to have Fiserv transfer to Northern Trust all assets, properties and rights directly used in the provision of the Services (the “Returned Assets”). All Returned Assets will be transferred from Fiserv to Northern Trust at a price equal to the then current aggregate book value of the Returned Assets. The transfer of the Returned Assets to Northern Trust shall not foreclose Northern Trust from seeking any other remedies available to it for breach of this Agreement or otherwise with respect to the subject transaction. The parties shall cooperate with each other in good faith in case of a transfer of the Returned Assets using reasonable efforts to transfer the Returned Assets to Northern Trust as expeditiously and smoothly as possible.

ARTICLE 20.

TERMINATION FEES.

20.1 Termination for Convenience in Whole. In the event of a termination of this Agreement in whole pursuant to Section 19.1, Northern Trust shall pay to Fiserv (1) a termination fee in an amount equal to applicable fees set forth in Exhibit 20.1 for Termination for Convenience; and (2) Termination Losses.

20.2 Termination for Convenience in Part. In the event Northern terminates this Agreement in part pursuant to Section 19.1, Northern Trust shall pay to Fiserv (1) a termination fee in an amount equal to applicable fees set forth in Exhibit 20.1 multiplied by a percentage equal to the percentage by which Designated Fees will be reduced as a result of such partial termination and (2) partial Termination Losses applicable thereto.

20.3 No Additional Fees. In the event of a termination of this Agreement (except pursuant to Section 19.2 as a result of a breach by Northern Trust), Northern Trust shall not pay to Fiserv any fees or charges other than the applicable termination fees set forth in Section 20.1, Section 20.2 or Article 21. In the event of a termination pursuant to Section 19.1 or Section 19.2 as a result of a breach by Northern Trust, Northern Trust shall be responsible for Termination Losses. In the event of a termination other than pursuant to Section 19.1 or Section 19.2 as a result of a breach by Northern Trust, Fiserv shall be responsible for Termination Losses. “Termination Losses” shall mean any reasonable out-of-pocket costs directly incurred in connection with closing down Service Locations as a result of such termination, including the unamortized portion of any equipment and start-up costs incurred by Fiserv, severance with respect to Fiserv Agents employed as of the date of notice of such termination, lease buy-outs contained in contracts in effect as of the date of notice of such termination for equipment, and documented losses directly incurred on leases or sublets in effect as of the date of notice of such termination or required to be renewed or entered into to provide services through the date of termination; provided, however, (i) Fiserv uses its commercially reasonable efforts to mitigate, and permits Northern Trust to mitigate, any Termination Losses payable by Northern Trust pursuant to this Article 20; (ii) Fiserv appoints Northern Trust as its agent under any contracts pursuant to which Termination Losses are incurred under this Article 20 to mitigate any such Termination Losses; (iii) leases entered into after the Effective Date for any affected Service Location include customary sublet provisions; and (iv) prior to incurring any such losses, the parties execute a written termination plan that seeks to organize the process of termination and, to the extent possible, minimize the losses resulting from such termination.

ARTICLE 21.

TERMINATION ASSISTANCE

On notice from Northern Trust to Fiserv that an expiration or termination of this Agreement will occur, Fiserv shall (1) on request by Northern Trust, cooperate in good faith with Northern Trust in effecting the orderly transfer of Services to Northern Trust or a third party (it being understood that such cooperation shall include, but not be limited to, making available to Northern Trust Northern Trust Data as well as Fiserv Agents involved in the provision of Services to facilitate the transition of Services); (2) continue to perform those Designated Services until the effective date of expiration or termination of this Agreement (“Conclusion Date”); (3) continue to perform those Designated Services requested by Northern Trust after the Conclusion Date; and (4) perform such New Services as may be requested by Northern Trust pursuant to Article 4 (collectively, the “Termination Assistance Services”). As specified and requested by Northern Trust on notice to Fiserv, in the event of expiration or termination of this Agreement, subject to price adjustments based on reductions in volumes, but adjusted equitably for fixed expenses that are not volume-sensitive, Fiserv shall continue to provide Services, and Northern Trust shall pay applicable Fees for provision of Termination Assistance Services (a) for up to one year after the Conclusion Date (the “Termination Assistance Period”) at the rates set forth in Exhibit 14.1; and (b) for up to one year from the Termination Assistance Period expiration at 150 percent of rates set forth in Exhibit 14.1. In the event that Fiserv continues to provide Services to Northern Trust after the Conclusion Date, the respective licenses of Software by Fiserv and Northern Trust in Article 10 shall continue in accordance with the terms of Article 10 for so long as Fiserv continues to provide such Services to Northern Trust.

ARTICLE 22.

EXIT PLAN

Upon the expiration or termination of this Agreement:

(1) Fiserv shall provide Termination Assistance Services in accordance with Article 21;

(2) each party shall have the rights specified in Article 10 in respect of Software;

(3) on Northern Trust’s request with respect to any contracts applicable solely to services being provided to Northern Trust for maintenance, disaster recovery services, and other necessary third party services (other than subcontractor services) being used by Fiserv to perform Services as of the expiration or termination, Fiserv shall transfer or assign such agreements to Northern Trust or its designee, on terms and conditions acceptable to both parties; and

(4) Fiserv and Northern Trust shall cooperate in good faith to ensure that Fiserv continues to have access to mail delivered to the 60675 postal box being rented by Northern Trust to enable Fiserv to continue to perform services substantially similar to the Services to Fiserv’s other clients. Such continued access to such mail shall be on terms to be mutually agreed by the parties at the time of such expiration or termination.

ARTICLE 23.

DISPUTE RESOLUTION.

23.1 Dispute Managers. All disputes relating to the performance of Services or otherwise relating to this Agreement (a “Dispute”) shall initially be referred to the Relationship Managers. If the Relationship Managers are unable to resolve a Dispute within 4 business days after referral to them, the parties shall submit such Dispute to the Management Committee.

23.2 Management Committee. The Management Committee shall meet at least quarterly (or at such other time as either party may designate in a notice to the other party) in person, by conference call, or video conference for the purpose of resolving Disputes that have been submitted to them under this Agreement. The Management Committee shall consider Disputes in the order such Disputes are submitted to it. In the event the Management Committee is unable to resolve a Dispute within 5 business days of the meeting date during which such Dispute was considered, the Management Committee shall notify senior management of each party of such Dispute pursuant to Section 23.3.

23.3 Management Oversight. Either party may, upon notice and within 15 days of receipt of a notice from the Management Committee of an unresolved Dispute pursuant to Section 23.2, elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing (“Hearing”) before a panel consisting of 2 senior executives of each party and, if such executives can agree upon such an individual, a mutually acceptable neutral advisor. If either party elects to use the procedure set forth in this Section 23.3, the other party shall participate. The Hearing will occur no more than ten days after a party serves notice to use the procedure set forth in this Section 23.3. Each party may be represented at the Hearing by lawyers. If the matter cannot be resolved at such Hearing by such senior executives, the neutral advisor, if one has been agreed upon, may be asked by either party to assist such senior executives in evaluating the strengths and weaknesses of each party’s position on the Dispute’s merits. Within thirty (30) days after the Hearing, such senior executives shall meet and try again to resolve the Dispute. If the Dispute cannot be resolved at such meeting, such senior executives shall inform their respective senior management and each party may, but shall not be obligated to, submit to binding arbitration regarding the Dispute as provided for in Section 23.4. The proceedings occurring pursuant to this Section 23.3 will be without prejudice to either party’s legal position with respect to the Dispute. Except as set forth in Section 23.4, no arbitration or litigation may commence concerning the Dispute until 10 business days have elapsed from the last day of the Hearing. The parties shall each bear their respective costs incurred in connection with the procedure set forth in this Section 23.3, except that they shall share equally the fees and expenses of the neutral advisor, if any, and the Hearing facility cost.

23.4 Arbitration. If a Dispute is not resolved pursuant to Section 23.3, the parties may agree, but shall not be obligated, within 60 business days after the completion of the procedures set forth in Section 23.1, Section 23.2, and Section 23.3, as appropriate, upon notice, to submit the Dispute to formal binding arbitration in accordance with this Section 23.4. If a party commences litigation regarding such Dispute, no arbitration may be commenced by the other party regarding such Dispute. If the parties agree to formal binding arbitration, the following procedures shall apply:

(1) The arbitration shall be held in Chicago, Illinois before a panel of 3 arbitrators. Either Northern Trust or Fiserv may, by notice to the other party, request arbitration by serving on the other party a statement of dispute, controversy, or claim and the facts relating or giving rise thereto, in reasonable detail, and the name of the arbitrator selected by it.

(2) Within 30 days after receipt of such notice pursuant to clause (1), the other party shall (a) deny the request for arbitration, or (b) name its arbitrator. The two arbitrators named by the parties shall, within 10 days after the date of such notice, select the third arbitrator.

(3) The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, as may be amended from time to time, except as expressly provided in this Section 23.4; provided, however, that the arbitration shall be administered by any organization agreed upon by the parties. The arbitrators may not amend or disregard any provision of this Section 23.4.

(4) The arbitrators shall allow such discovery regarding a Dispute as is appropriate for the purposes of arbitration in accomplishing fair, speedy, and cost-effective resolution of disputes. The arbitrators shall reference the rules of evidence of the Federal Rules of Evidence then in effect in setting the scope and direction of such discovery. In resolving a Dispute, the arbitrators shall not be required to make findings of fact or render opinions of law.

(5) The decision of and award rendered by the arbitrators shall be final and binding on the parties. Judgment on the award may be entered and enforced by any court of competent jurisdiction. The arbitrators shall have no authority to award damages in excess of or in contravention of Article 25.

Except (a) for an action to seek injunctive relief to prevent a stay or breach of Article 10, Article 17, or Section 23.6; or (b) any action necessary to enforce the arbitrators’ award, if submitted to arbitration, the provisions of this Section 23.4 are a complete defense to any suit, action, or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute.

23.5 Critical Disputes. In the event either party determines in good faith that the resolution of a Dispute is critical to its business, such party may at any time proceed directly to the stage described in Section 23.3 prior to the commencement of an arbitration or litigation in respect of such Dispute.

23.6 Continuity of Services. Northern Trust and Fiserv each acknowledges that the provision of Services is critical to their respective business and operations. Accordingly, in the event of a Dispute pursuant to which Northern Trust believes in good faith it is entitled to withhold payment and during the pendency of an arbitration pursuant to Section 23.4 or litigation, Fiserv shall continue to provide Services, and Northern Trust shall continue to pay any undisputed amounts to Fiserv, in accordance with Section 14.1.

ARTICLE 24.

INDEMNIFICATION

24.1 By Northern Trust. Northern Trust shall indemnify, defend and hold harmless each of Fiserv, the Fiserv Agents, and their respective affiliates, officers, employees and directors from and against any claims, losses, liabilities, and damages (including taxes and related penalties) and all related costs and expenses, including, reasonable attorneys’ fees and expenses and costs of litigation, settlement, judgment, appeal, interest, and penalties as relates to either party (“Losses”) arising out of or relating to (1) any claim by a third party that Northern Trust Proprietary Software, Developed Software developed by Northern Trust or Northern Trust Agents or Northern Trust Systems infringe on any third party’s proprietary rights (except as may have been caused by a modification by Fiserv or Fiserv Agents); (2) any claim by a third party in respect of services or systems provided by Northern Trust to such third party; (3) any claim based on the personal injury (including death) or damage to property received or sustained (a) by reason of any act or omission, whether negligent or otherwise, to the extent caused by Northern Trust or Northern Trust Agents; and (b) at any Northern Trust locations, including premises owned or leased by Northern Trust, or other Northern Trust property to the extent not licensed or sublet to Fiserv or otherwise used by Fiserv; (4) except as may arise pursuant to Section 24.2(1), any claim against Fiserv by a third party arising out of Northern Trust’s or Northern Trust’s Agents’ use of any Northern Trust Third Party Software; (5) any costs incurred by Fiserv resulting from a breach of a Northern Trust representation or warranty in this Agreement; (6) fees and expenses incurred in enforcement of this indemnity by Fiserv and (7) any claim against Fiserv by a third party arising out of Fiserv’s creation of a Substitute Check (as that term is defined in the Check Clearing for the 21st Century Act, known as Check 21) at Northern Trust’s request, unless such claim, liability, loss or damage arises out of Fiserv’s negligence or willful misconduct or out of Fiserv’s Agents’ negligence or willful misconduct. Northern Trust acknowledges and agrees that it is the Reconverting Bank and may be the Truncating Bank (as defined in Check 21) and is responsible for all warranties and indemnifications of a Reconverting

Bank as set forth in Check 21. Fiserv shall have no obligation to verify the accuracy of information provided to Fiserv by Northern Trust to create Substitute Checks. Fiserv shall have an obligation to screen the Substitute Checks for compliance with the X9.37 file standard, or the applicable ANSI standard in effect from time to time, and for creating Substitute Checks in compliance with the information provided by Northern Trust to Fiserv for conversion to Substitute Checks.

24.2 By Fiserv. Fiserv shall indemnify, defend and hold harmless, each of Northern Trust, the Northern Trust Agents, and their respective affiliates, officers, employees and directors from and against any Losses arising out of or relating to (1) any claim by a third party that Services, Developed Software developed by Fiserv or Fiserv Agents, Fiserv Software, or Systems infringe on any third party’s proprietary rights (except as may have been caused by modification by Northern Trust or Northern Trust Agents); (2) any claim by a third party in respect of services or systems provided by Fiserv or Fiserv Agents to such third party (including customers of Northern Trust); (3) any claim based on the personal injury (including death) or damage to property received or sustained (a) by reason of any act or omission, whether negligent or otherwise, to the extent caused by Fiserv or Fiserv Agents; and (b) at any Fiserv locations including premises owned, leased, licensed, subleased, or sublicensed by Fiserv, or other Fiserv property; (4) except as may arise pursuant to Section 24.1(1), any claim by a third party arising out of the use by Northern Trust, Northern Trust Agents, Northern Trust affiliates, Fiserv, or Fiserv Agents of any Fiserv Third Party Software (except as may be caused by Northern Trust’s or Northern Trust Agents’ use of Fiserv Third Party Software in violation of Fiserv Third Party Software licenses); (5) any costs incurred by Northern Trust resulting from a Fiserv breach of a representation or warranty in this Agreement; and (6) any fees and expenses incurred in enforcement of this indemnity by Northern Trust.

24.3 Indemnification Procedures. If any third party makes a claim covered by Section 24.1 or Section 24.2 against any indemnitee (an “Indemnitee”) with respect to which such Indemnitee intends to seek indemnification under Section 24.1 or Section 24.2, such Indemnitee shall give notice of such claim to the indemnifying party (under Section 24.1 or Section 24.2) (the “Indemnifying Party”) including a brief description of the amount and basis therefor, if known; provided, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 22 except to the extent that it has been actually prejudiced thereby. Upon giving the notice, the Indemnifying Party shall be obligated to defend such Indemnitee against such claim, and shall be entitled to assume control of claim defense with counsel chosen by the Indemnifying Party. The Indemnitee shall cooperate fully with, and assist, the Indemnifying Party in its defense against such claim. The Indemnifying Party shall keep the Indemnitee fully apprised at all times as to status of the defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at such Indemnitee’s expense; provided, however, (1) if the parties agree that it is advantageous to the defense for the Indemnitee to employ its own counsel; or (2) in the reasonable judgment of the Indemnitee, based upon an opinion of counsel that shall be provided to the Indemnifying Party, a conflict of interest exists with respect to such claim, then reasonable fees and expenses of the Indemnitee’s counsel shall be at the Indemnifying Party’s expense as the Indemnitee accrues such fees and expenses, provided that the Indemnifying Party approves such counsel. Neither the Indemnifying Party nor the Indemnitee shall be liable for or bound by any settlement of any action or claim effected without its consent.

Notwithstanding the foregoing, the Indemnitee shall retain, assume, or resume sole control over every aspect of defense that it believes is not the subject of the indemnification provided for in Section 24.1 or Section 24.2.

Until both (1) the Indemnitee receives notice from the Indemnifying Party that it will defend; and (2) the Indemnifying Party assumes such defense, the Indemnitee may, at any time from the date notice of claim is given to the Indemnifying Party by the Indemnitee, resist or otherwise defend the claim or, after consultation with and consent of the Indemnifying Party, settle or otherwise compromise or pay the claim. The Indemnifying Party shall pay all Indemnitee costs and Losses related to that defense and any such settlement, compromise, or payment. The Indemnitee shall keep the Indemnifying Party fully apprised at all times as to status of the defense.

Following indemnification as provided in Section 24.1 or Section 24.2, the Indemnifying Party shall be subrogated to all rights, subject to Section 24.4, of the Indemnitee with respect to the matters for which indemnification has been made.

24.4 Contribution. Notwithstanding anything to the contrary contained in this Agreement, Northern Trust and Fiserv shall contribute to amounts paid or payable as a result of any Losses referred to in Section 24.1(2) or Section 24.2(2) in such proportion as is appropriate to reflect the relative fault of Northern Trust, on the one hand, and Fiserv, on the other hand, in connection with actions or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Northern Trust and Fiserv agree that it would not be just and equitable if contributions pursuant to this Section 24.4 were to be determined by any method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 24.4.

24.5 18-Month Limitation on Certain Claims. Notwithstanding anything else contained herein, any claim for indemnification hereunder relating to representations or warranties must be made within 18 months of the date hereof.

ARTICLE 25.

DAMAGES AND LIMITATION OF LIABILITY.

25.1 Direct Damages. Northern Trust and Fiserv each shall be liable to the other party for any direct damages relating to its performance or breach of any of its obligations, representations or warranties under this Agreement; provided, however, that the liability of each party relating to all claims for damages pursuant to this Section 25.1 arising in a particular Contract Year shall not exceed $6,000,000 (“Yearly Damage Cap”).

(1) The following shall be considered, without limitation, Northern Trust direct damages, and Fiserv shall not assert that they are indirect, incidental, special, or consequential damages or lost profits or otherwise not recoverable pursuant to Section 25.2 to the extent they result from Fiserv’s failure to provide Services in accordance with this Agreement:

(a) costs of recreating or restoring any Northern Trust Data or information lost or damaged;

(b) costs of implementing a work around in respect of a failure to provide all or a portion of Services;

(c) costs of replacing lost or damaged Northern Trust Systems, Northern Trust Software, Developed Software, and materials;

(d) costs incurred by Northern Trust to procure Services from an alternate source, to the extent that such costs exceed the amount that would have been owed or paid, as may be applicable, by Northern Trust to Fiserv for such services;

(e) fines or penalties imposed on Northern Trust by any government or regulatory agency as a result of such failure to the extent that such fine or penalty is not a result of Services performed in a manner (i) required by Northern Trust; or (ii) consistent with the procedures and practices in place as of the Effective Date;

(f) costs of remedying processing errors and processing delays, including costs of reconstructing lost, damaged, or destroyed cash letters and other items;

(g) liability to bank customers or other financial institutions under the Uniform Commercial Code, the Electronic Funds Transfer Act, Northern Trust’s Terms for Deposit Accounts and Banking Services or Terms for Lockbox Services, or under any other regulation or statute for any processing or other errors in providing the Services, including liability for the loss of use of any funds incurred by reason of any error or omission calculated at the applicable Federal Funds rate at the time of such error or omission;

(h) payments to customers of Northern Trust as a result of the failure of Fiserv to perform the Services; and

(i) straight time, overtime, or related expenses incurred by Northern Trust, including wages and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges, and similar charges, due to Fiserv’s failure to provide all or a portion of Services or incurred in connection with (a) through (h) above.

(2) The following shall be considered, without limitation, Fiserv direct damages, and Northern Trust shall not assert that they are indirect, incidental, special or consequential damages or lost profits or otherwise not recoverable pursuant to Section 25.2 to the extent that they result from Northern Trust’s failure to provide Northern Trust Retained Responsibilities in accordance with this Agreement:

(a) costs of recreating or restoring any Fiserv data or information lost or damaged;

(b) costs of implementing a work-around in respect of a failure to provide all or a portion of Northern Trust Retained Responsibilities;

(c) costs of replacing lost or damaged Fiserv equipment, Fiserv Systems, Fiserv Software, Developed Software and materials;

(d) costs and expenses incurred by Fiserv to procure from an alternate source the services provided by Northern Trust as part of Northern Trust Retained Responsibilities; and

(e) costs of remedying processing errors and processing delays, including costs of reconstructing lost, damaged or destroyed documents and other items.

(3) If, at any time, either Northern Trust or Fiserv has received damages from the other party pursuant to this Section 25.1, and recovers funds, payments, and costs from a third party relating to damages for which the other party is liable, the amounts so recovered (less the costs of recovery and amounts paid to the other party) shall be remitted to the other party. A party liable pursuant to this Section 25.1 shall seek recovery in respect of any insured liability from its insurance carrier to the greatest extent pursuant to this Agreement and as promptly as possible. The proceeds of such insurance shall be used to reimburse the other party for any damages sustained by the other party in excess of those reimbursed pursuant to the first paragraph of Section 25.1. When insurance proceeds are received, the party who has sustained damages shall be paid in addition to any amount previously paid with respect to such damages no more than the amount of insurance proceeds paid covering such damages.

(4) For purposes of Section 25.1(1) and Section 25.1(2), actions taken during a given month or on or prior to a particular date shall mean actions taken with respect to transactions processed or Services rendered by Fiserv or Northern Trust during such month or on or prior to such date, as the case may be, regardless of when resolved or written off. Actions shall include any acts or omissions of Fiserv or Fiserv Agents or Northern Trust or Northern Trust Agents in performing Services.

25.2 Consequential Damages. Neither Fiserv nor Northern Trust shall be liable for any indirect, incidental, special or consequential damages of the other party relating to either party’s performance under this Agreement; provided, that Fiserv shall be liable for any indirect, incidental, special or consequential damages of Northern Trust’s and its affiliates’ customers that are direct damages of Northern Trust or its affiliates.

25.3 Exclusions. The limitations or exculpations of liability set forth in Sections 25.1 and 25.2 are not applicable to (1) the failure of either party to make payments; (2) a breach of Article 17; or (3) liability resulting from a party’s bad faith, gross negligence, or willful misconduct.

25.4 Acknowledgment. Northern Trust and Fiserv each acknowledge that the limitations and exclusions contained in this Article 25 are the subject of active and complete negotiation between the parties and represent the parties’ agreement based upon the level of risk to Northern Trust and Fiserv associated with their respective obligations under the Agreement.

ARTICLE 26.

MISCELLANEOUS.

26.1 Assignment and Subcontractors. Fiserv shall not, without Northern Trust’s prior written consent, assign any of its rights or obligations under this Agreement or any amounts payable pursuant to this Agreement. Any such subcontractors shall be required to comply with all applicable terms and conditions. Fiserv may subcontract any Services to be performed hereunder with the prior written consent of Northern Trust. Northern Trust’s consent to any assignment or subcontracting shall not relieve Fiserv of any of its obligations whatsoever under this Agreement. This Agreement shall be binding on the parties and their respective successors and permitted assigns. Any assignment in contravention of this Section 26.1 shall be void.

26.2 Notices. All notices, requests, approvals, consents, and other communications required or permitted to a party under this Agreement (“Notices”) shall be in writing and shall be sent by facsimile to the facsimile number specified below for such party and the party sending such notice shall telephone the other party at the telephone number specified below for such party to confirm receipt. A Notice shall be deemed received (1) if sent during normal business hours on a business day, on the day on which it is sent, (2) if sent at any other time, on the following business day. A copy of any such Notice shall also be sent by registered express mail or courier with capacity to verify receipt of delivery on the date such Notice is transmitted by facsimile to the address specified below for such party:

In the case of Fiserv:

Fiserv Solutions, Inc.

c/o Anna M. Quinlan

350 North Orleans

8th Floor

Chicago, IL 60654

Telephone No.: (312) 660-5103

Facsimile No.: (312) 660-5102

With a copy to:

Charles W. Sprague, Esq.

General Counsel

Fiserv, Inc.

255 Fiserv Drive

Brookfield, Wisconsin 53045

Telephone No.: (262) 879-5517

Facsimile No.: (262) 879-5532

In the case of Northern Trust:

Donald E. Berk

Senior Vice President

The Northern Trust Company

50 South LaSalle Street, L-4

Chicago, Illinois 60603

Telephone No.: (312) 444-2440

Facsimile No.: (312) 557-1846

With a copy to:

Lenora Smith, Esq.

Senior Attorney

The Northern Trust Company

50 South LaSalle Street, M-9

Chicago, Illinois 60603

Telephone No.: (312) 557-3267

Facsimile No.: (312) 630-1596

Either party may change its address or telephone or facsimile number for Notices by giving the other party notice of the new address or telephone or facsimile number and the date upon which it will become effective.

26.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one single agreement between the parties.

26.4 Headings. The Article and Section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

26.5 Relationship. Except as otherwise provided in this Agreement, Fiserv’s performance of its duties and obligations under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall create or imply an agency or employer-employee relationship between Fiserv and Northern Trust, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

26.6 Consents, Approval, and Requests. Except as specifically set forth in this Agreement, all consents, approvals, acceptance, or similar actions to be given by either party under this Agreement shall not be unreasonably withheld or delayed and each party shall make only reasonable requests under this Agreement.

26.7 Severability. If any provision of this Agreement is held to be illegal, unenforceable or invalid, the other provisions shall continue in full force and effect and there shall be deemed substituted for the provision at issue, a legal, enforceable and valid provision as similar as possible as the provision at issue.

26.8 Waiver. Either party’s failure to insist on strict performance of any of the provisions hereunder shall in no manner affect its right at a later time to enforce the same. No waiver of any provision of this Agreement in any one or more instances shall be deemed to be a further or continuing waiver of any such provision in other instances or a waiver of any other provision.

26.9 Publicity. Each party shall submit to the other all advertising, written sales promotion, press releases, and other publicity matters relating to this Agreement in which the other party’s name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and shall not publish or use such advertising, sales promotion, press releases, or publicity matter without the other party’s approval.

26.10 Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. No amendment to, or change, waiver, or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized party representative against which such amendment, change, waiver, or discharge is sought to be enforced. The parties hereto agree that the Payments Systems Services Agreement dated as of October 20, 1998 between Northern Trust and Fiserv shall terminate and be superseded by this Agreement as of the Effective Date.

26.11 Interpretation of Documents. In the event of a conflict between this Agreement and any New Services Schedule, the terms of such New Services Schedule shall prevail.

26.12 Governing Law. This Agreement shall be governed by the substantive laws of the State of Illinois, without reference to provisions relating to conflict of laws. Except as provided in Article 23, the state courts of the County of Cook, Illinois and the United States District Court for the Northern District of Illinois shall have the exclusive jurisdiction over any and all claims, lawsuits and litigation relating to or arising out of this Agreement, the subject matter hereof or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably (a) submits to the personal jurisdiction of such courts over such party in connection with any litigation, proceeding or other legal action arising out of or in connection with this Agreement, the subject matter hereof or the transactions contemplated hereby, (b) waives to the fullest extent permitted by law any objection to the venue of any such litigation, proceeding or action which is brought in any such court and (c) agrees to the mailing of service of process to the address specified above for such party as an alternative method of service of process in any legal proceeding brought in any such court.

26.13 Survival. Except as expressly provided herein, all rights and obligations of the parties under this Agreement shall survive the expiration or termination of this Agreement.

26.14 Prevailing Party. The prevailing party in any suit or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder shall be entitled to receive reimbursement of its costs, expenses and attorneys’ fees and disbursements, including without limitation the costs and expenses of experts and internal resources expended, actually incurred in connection with such suit or action.

26.15 Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than Northern Trust and Fiserv.

26.16 Covenant of Further Assurances. Northern Trust and Fiserv each agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, Northern Trust and Fiserv each shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

26.17 Interpretation of Certain Terms. All usage of the word “including” or the phrase “e.g.,” in this Agreement shall mean “including, without limitation,” throughout this Agreement.

26.18 Insurance. During the Term, Fiserv shall maintain at its sole expense the following insurance with financially sound and reputable insurers. Within a reasonable period of time, and annually thereafter, Northern Trust and Fiserv shall review the amounts of insurance coverage required pursuant to this Agreement. Consideration shall be given to Fiserv’s performance and changes of volume, dollar value, mix of Services, and processing risks (based on the use of such technology), in determining whether recalibration of coverage is required.

(1) Insurance covering all risks of loss or damage to any checks and other items and data (including Reconstruction Costs) from any cause while in Fiserv’s or Fiserv Agents’ possession in an amount not less than $5 million per occurrence. For the purposes hereof, “Reconstruction Costs” includes actual market value of lost, damaged, or destroyed Securities at the close of business on the business day immediately preceding the day on which the loss is discovered, or for more than the actual cost of replacing Securities, whichever is less, plus the cost to post any required Lost Instrument Bonds. Such costs shall be paid by Fiserv or Fiserv’s insurance carrier. Valuation shall also include the cost of blank books, pages, tapes, or other blank materials to replace lost or damaged books of account or other records and the actual cash value at time of loss of other lost, damaged, or destroyed property or for more than the actual cost of repairing or replacing the property with property of similar quality and value, whichever is less. For purposes hereof, “Securities” means all negotiable and non-negotiable instruments or contracts representing either money or other property, including Northern Trust Data, revenue, and other stamps in current use, tokens and tickets, but not including money.

(2) Commercial General Liability Insurance in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage, personal injury, and Broad Form Contractual Liability Insurance to insure against any liability arising out of this Agreement.

(3) Automobile Liability and Property Damage insurance on vehicles, if any, used to transport Northern Trust Data or other items in an amount not less than $1 million per occurrence for bodily injury and property damage, including vehicles for hire coverage.

(4) Commercial Crime Insurance, including fidelity, transit, and premises, in an amount not less than $5 million per occurrence, which shall respond to any loss involving Northern Trust Data under Fiserv’s care, custody, and control.

(5) Errors and Omissions/Professional Liability Insurance in an amount not less than $5 million per occurrence, which shall include coverage for claims for loss or liability to third parties (including customers of Northern Trust) arising out of Fiserv’s performance of, or failure to perform, its obligations to Northern Trust under this Agreement.

Simultaneously with Fiserv’s execution of this Agreement and annually thereafter Fiserv shall deliver to Northern Trust original certificates issued by the insurers evidencing the coverage required by this Section 26.18. Each certificate must unequivocally specify that at least 60 days’ notice shall be given to Northern Trust in the event of any material change or cancellation of coverage for any reason.

26.19 Marketing Assistance. Fiserv shall assist Northern Trust in marketing the Services to current and potential clients. Northern Trust will contact the Fiserv Relationship Manager to assist Northern Trust in retaining existing clients and assisting in new business development, including working with designated Northern Trust employees to respond to requests for proposals, develop marketing materials and standard proposal documentation. Fiserv will respond to all client or prospective client proposals within 5 business days of a Northern Trust request, with either the requested materials or a plan to provide such materials within a reasonable time period. Fiserv, at the request of Northern Trust, will attend client and prospective client meetings to make presentations on Fiserv capabilities. Northern Trust will contact the Fiserv Relationship Manager to make available Fiserv conducted tours of its facilities during normal business hours. In addition, Fiserv and Northern Trust covenant and agree to use commercially reasonable efforts to comply with the requirements and guidelines set forth in the Relationship Management model set forth in Exhibit 26.19. In the event that a party hereto fails to comply with the requirements and guidelines set forth in Exhibit 26.19, such failure shall be deemed to be a Dispute subject to the resolution procedures set forth in Article 23 of this Agreement.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

For Northern Trust:		For Fiserv:

THE NORTHERN TRUST COMPANY		FISERV SOLUTIONS, INC.

By:	/s/ Donald E. Berk	By:	/s/ Thomas W. Warsop, III
Name:	Donald E. Berk	Name:	Thomas W. Warsop, III
Title:	Senior Vice President	Title:	Group President

Further, the undersigned parties hereby agree that the Lockbox Services Agreement dated as of June 15, 2001 between Northern Trust and RemitStream Solutions, LLC, a Delaware limited liability company formerly known as Northern Fiserv, LLC (“RemitStream”), shall terminate and be superseded in its entirety by this Agreement as of the Effective Date.

IN WITNESS WHEREOF, Northern Trust and RemitStream have caused the termination provision immediately preceding this paragraph to be executed by their duly authorized representatives as of the date first above written.

For Northern Trust:		For RemitStream:

THE NORTHERN TRUST COMPANY		REMITSTREAM SOLUTIONS, LLC

By:	/s/ Donald E. Berk	By:	/s/ Anna M. Quinlan
Name:	Donald E. Berk	Name:	Anna M. Quinlan
Title:	Senior Vice President	Title:	President

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
Standard < than 750,000 items Per Client
1	Standard Transit - Chicago City	Prime Pass Item	For clients less than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago City items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
2	Standard Transit - Chicago RCPC	Prime Pass Item	For clients less than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago RCPC items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
3	Standard Transit - Other Fed	Prime Pass Item	For clients with less than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Other Fed items according to the Federal Reserve Banks.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
4	Standard Transit - CORR DF	Prime Pass Item	For clients with less than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as CORR DF items according to the Northern Trust relationships.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
5	Standard Transit - On-Us	Prime Pass Item	For clients with less than 750,000 items a month, the processing of debit items which are drawn upon Northern Trust	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits / credits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
Major Transit = > than 750,000 items Per Client
6	Major Transit - Chicago City	Prime Pass Item	From a single client with more than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago City items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
7	Major Transit - Chicago RCPC	Prime Pass Item	From a single client with more than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago RCPC items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

1 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
8	Major Transit - Other Fed	Prime Pass Item	From a single client with more than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Other Fed items according to the Federal Reserve Banks.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. spatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
9	Major Transit - CORR DF	Prime Pass Item	From a single client with more than 750,000 items a month, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as CORR DF items according to the Northern Trust relationships.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. alancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
10	Major Transit - On-Us	Prime Pass Item	From a single client with more than 750,000 items a month, the processing of debit items which are drawn upon Northern Trust	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits / credits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
Lockbox Transit
11	Lockbox Transit - Chicago City	Prime Pass Item	Lockbox deposited items prepared by Fiserv and deposited in Northern Trust accounts. The processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago City items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
12	Lockbox Transit - Chicago RCPC	Prime Pass Item	Lockbox deposited items prepared by Fiserv and deposited in Northern Trust accounts. The processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago RCPC items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
13	Lockbox Transit - Other Fed	Prime Pass Item	Lockbox deposited items prepared by Fiserv and deposited in Northern Trust accounts. The processing of debit items which are drawn upon other banks that have Routing/Transits classified as Other Fed items according to the Federal Reserve Banks.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
14	Lockbox Transit - CORR DF	Prime Pass Item	Lockbox deposited items prepared by Fiserv and deposited in Northern Trust accounts. The processing of debit items which are drawn upon other banks that have Routing/Transits classified as CORR DF items according to the Northern Trust relationships.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

2 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
15	Lockbox Transit - On-Us	Prime Pass Item	Lockbox deposited items prepared by Fiserv and deposited in Northern Trust accounts. The processing of debit items which are drawn upon Northern Trust.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits / credits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
16	Transit - Rejects	Reject Processed	The processing of repairing and/or correcting items that rejected during the POD / Transit processing (services 1-15 above).	1. Receipt 2. Strip the item 3. Process item by correcting / repairing through the rules set defined in the application 4. Sort item (on-us to transit) 5. Bundle items according rule set	1. Prime pass Image Capture 2. High Speed cash letter
Non Transit Clearing
17	Controlled Disbursement - Capture	Prime Pass Item	The processing of debit items which are drawn upon Northern Trust from a Controlled Disbursement account. Includes receipt, normal processing and filing of the item. For this type of work, also included is transmission, reporting and notification.	1. Receipt and Preparation 2. Prime Pass, Repass of Item 3. Balancing / Adjustments 4. Transmission / Reporting 5. Storing the items	1. Image Capture 2. Reject processing 3. Day 2+ adjustments 4. Returns
18	On-us Inclearings - Capture/ Exception Item Pull	Prime Pass Item	The processing of debit items which are drawn upon Northern Trust. Includes receipt, normal processing and filing of the item. Also included is the exception item pull / cycle sort run. The processing of the exceptions is not included in this service.	1. Receipt and Preparation 2. Prime Pass, Repass of Item 3. Balancing / Adjustments 4. Transmission / Reporting 5. Exception item pull / cycle sort run	1. Image Capture 2. Reject processing 3. Day 2+ adjustments 4. Returns
19	Controlled Disbursement / On-Us - Rejects	Reject Processed	The processing of repairing and/or correcting items that rejected during the CD and Inclearing run processing (services 17-18 above).	1. Receipt 2. Strip the item 3. Process item by correcting / repairing through the rules set defined in the application 4. Sort item 5. Bundle items according rule set	1. Prime pass Image Capture 2. High Speed cash letter
23	Cashletter Correction	Correct Cash Letter (Advice)	The process of correcting (reconciling) cash letters that are not in balance. The source of the cash letters are from Northern Trust customers deposit to Northern Trust.	1. Balancing the transaction 2. Creation of the adjustment tickets 3. Preparation, the creation of the advice	1. Balanced transactions 2. Next adjustments
24	Encoding - Line & G/L and Corporate	Item Encoded	The process of encoding of Corporate Unencoded items which include the deposit ticket and all associated items. Includes receipt & dispatch, encoding, and preparing for the sorter room. The process of encoding Line & G/L items received from Northern Trust branches.	1. Encoding of credits, debits and settlements 2. Received from branches or unencoded work received from direct deliveries 3. All fields that are required	1. Processing of out-of-balance conditions

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

3 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
25	Encoding - Correction	Item Corrected	When transactions are out of balance (received), this is the process to accomplish balance the transaction. The creation of the adjustment ticket, advice and the dispatch of the customer advice.	1. Processing the out of balance transaction 2. Developing the proper adjustment tickets 3. The advice creation 4. Sending of the advice	1. Postage of the advice to the customer
RETURNS
27	Return - Chargeback	Return Processed	On incoming returns (Northern Trust is the Bank of First Deposit) the item is charged back to the Northern Trust Depositor.	1. Processing the item in the Return Item system 2. Send notification according to the Client’s requirements (phone or mail)	1. Re-deposits 2. Notification by fax or e-mail (Separate fee)
29	Return - Redeposit	Return Processed	Once an item has been deemed a return and the account is set-up for redeposit, this process will redeposit the items back to the paying bank.	1. Preparing the items to be sent 2. Send the items back to the paying bank 3. Notification to the Client according to their requirements	1. Chargebacks 2. Transportation
31	Return - Outgoing	Return Processed	The process of returning an item drawn upon Northern Trust to the Bank of First Deposit. The items identified are exceptions where the decision was made not to pay it. For High dollar returns (over the industry thresholds) notifications are provided.	1. Identify the BOFD 2. Preparing the item (stripping) 3. The encoding of the return 4. The dispatch of the return to the bank of first deposit	1. The processing clearing of the item to the bank of first deposit 2. Clearing fees
DEMAND ACCOUNT SERVICES
32	Daily Exceptions	Exception Processed	The processing of exception items that were identified in Northern Trust reports. These exceptions include, Surveillance, account closed, non posts, blocks and other exceptions that are not part of specific Designated Services in theis schedule. This service covers multiple account types for Northern Trust (DPS, RAS, etc).

1.  Attempt to fix the exception.

2.  For good items, they are placed into bulkfile

3.  For items that are fixed, paper entries are created and they are prepared for processing for the next business day

4.  Items identified as returns are prepared and sent to Returns

Processing of the exception items that are identified in the Designated Services in this schedule
33	Stop Exceptions	Stop Item	The processing of exception items that were identified as Stop Payments. This service covers all acocunt types at Northern Trust.	1. Processing the identified Stop payments via a report 2. Identified returns are setup as returns	1. Stop payment calls 2. Processing of the outgoing return
34	ARX Warns	Exception Processed	The processing of exceptions identified in the Northern Trust ARX system. These are items that posted and typically are MICR serial number errors.

1.  Processing exceptions from the Northern Trust report

2.  Scrubbing the items and fixing MICR codelines

3.  Prepare the items for processing the next business day

4.  Suspect items are marked for Client referral and when the decision is to not pay, the items are prepared for return

Image delivery to the Client

Execution Copy: October 26, 2007

Initials: Fiserv                      Northern Trust

4 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
35	ARX Rejects	Exception Processed	The processing of exceptions identified in the Northern Trust ARX system. These are items that non posted and typically are MICR Account number errors (invalid).

1.  Processing exceptions from the Northern Trust report

2.  Scrubbing the items and fixing MICR codelines

3.  Prepare the items for processing the next business day

4.  Suspect items are marked for Client referral and when the decision is to not pay, the items are prepared for return

Image delivery to the Client
36	Overdraft decision resulting in return	Overdraft item	The processing of overdraft exception items that were identified as returned. This is accomplished by executing an EOD report that closes decisions.	1. Processing the identified returned overdrafts 2. Identified returns are setup as returns	1. Processing of the outgoing return 2. Processing items have the EOD was created
37	Positive Pay Exceptions - Client Based	Exception Processed	The processing of client based positive pay exceptions. In this service, the Client makes the pay or no pay decision from a paid reported provided by Northern Trust.	Upon notification, returned items are prepared and sent to the Return item area	1. Image delivery to the Client 2. Positive Pay clients
39	Process Stop Calls	Stop Payment Request	This service is the processing of stop payment requests from Northern Trust or their customers received by phone, e-mail or fax. Blocks require the request be in writing.	1. The receiving of the information 2. Entering the information into the system 3. Validating the information 4. Printing and sending of the notice	1. Processing of the stop exception 2. Postage on the notice
39	Manual Register Adds and Deletes	Register	This service is the processing of Northern Trust clients to add or delete registers based on the information from the Client. Requests are received via Northern Trust ARMs, e-mail or fax.	1. Processing of adds or deletes on registers identified by the Clients 2. Changes to register include deleting it and adding it back in	Non Positive Pay accounts
40	Standard PE Inquiry	Inquiry Processed	This service involves research that is requested from Northern Trust via ARMs. This can include Manual Registers, re-create statements, research, change of information, etc.	1. Receipt of the ARMs request 2. Communications with Northern Trust to process the request 3. Resolution of the request 4. Update the ARMs folder	Processing of the financial transaction to fix an exception or adjustment

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

5 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
41	AT&T PE	Per Person	The service focuses on a specific product area and Northern Trust client (AT&T). The service handle the inquires, communication and manages the adjustment with their cash letter deposits.	1. Applies to specific AT&T accounts 2. Interfaces with Northern Trust Client Services	Identified Designated Services in this schedule. Example, Adjustments are completed by another area and billed under Adjustments
43	Prepare Manual CBIS Statement	Statement Processed	The printed statements are received from Northern Trust. The checks and statements are inserted in the CBIS envelope.	1. Receipt of the statements from the Northern Trust 2. Insertion of checks and statements in the envelope 3. Dispatch the statements to the mail room	1. Printing of the statements 2. Postage fees 3. Supplies - envelopes
44	Prepare Manual Statement	Statement Processed	The printed statements are received from Northern Trust. The checks and statements are inserted in the mailing envelope. This service is for those Northern Trust clients that wish to have their checks returned.	1. Receipt of the statements from the Northern Trust 2. Insertion of checks and statements in the envelope 3. Dispatch the statements to the mail room	1. Printing of the statements 2. Postage fees 3. Supplies - envelopes 4. Processing return statements (Separate fee)
45	Check Retention Boxes	Per box	The storage of checks for Northern Trust customers who subscribe to the service.	Preparing the box for shipment which includes labelling and bar code	Retrievals of physical items in long term storage
49	ARX Reconciliation - Partial - per account	Account Processed	The process to perform Partial Reconcilement according to the parameters that Northern Trust defined. Typically this is packaging the statement for delivery.	1. Receipt of the printed statement from Northern Trust 2. If required, obtaining the checks for that period 3. Preparing the information for delivery	1. Full reconciliation of the account 2. Non check activity
50	ARX Reconciliation - Full - per account	Account Processed	The process to perform Full Reconcilement according to the parameters that Northern Trust defined. Typically this is reconciling the issue and paid registers for that account.	1. Receipt of the printed statement from Northern Trust 2. Print outstanding register summary 3. Reconcile the checks paid to the registers	1. Partial reconciliation 2. Non check activity
51	Check Filing	Item Filed	The process of the on-us items that are bulkfiled and/or corporate accounts that are held in on-site storage.	1. Boxing the items for on-site storage 2. Labeling the boxes for retrieval purposes	1. Retrievals of physical items 2. Long term storage

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

6 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
52	Check Paying - DPS/ARX Fraud	Item Processed	The processing of high dollar items, Carreker identified or monitored items based on Northern Trust criteria. Northern Trust will state the criteria that will be involved in determining the validation of the signature and other check paying points. This includes the processing of high dollar call backs.	1. Reviewing items over the dollar paying limit 2. Evaluate according to Northern Trust criteria 3. For identified suspect items, enter data into the Northern Trust system for referral	1. Policy items under the dollar threshold 2. RAS / GECC / CMMA items
53	Check Paying -RAS/ GECC/CMMA Fraud	Item Processed	For specific Northern Trust customers under the programs RAS/GECC/CMMA on high dollar items. Northern Trust will state the criteria that will be involved in determining the validation of the signature and other check paying points. This includes the processing of high dollar call backs.	1. Reviewing items over the dollar paying limit 2. Evaluate according to Northern Trust criteria 3. For identified suspect items, enter data into the Northern Trust system for referral	1. Policy items under the dollar threhold 2. DPS and ARX items
54	Collections - Domestic / On-Us	Item Collected	The collection process of domestic items. This includes the sending of the correspondence and follow up phone calls. In addition, it can be fraudulent items that require recovery.

1.  For both incoming (initiated by other financial institutions) or outgoing (items returned by Northern Trust branches)

2.  Sending correspondences

3.  Follow-up phone calls

4.  If required, make proper account adjustment

Cash letter items
55	Collections - Not On- Us	Item Collected	The collection process of international items. This includes the sending of the correspondences and follow-up phone calls.	1. Sending correspondences 2. Follow-up phone calls 3. Initialize SWIFT or receive SWIFT 4. Use exchange rate per Northern Trust rate sheet 5. If required, make proper account adjustment	International Cash Letter items
56	International Cash Letter	Per Item	Developing the cash letter for Canadian international items that meet the Northern Trust criteria for Cash Letter and send it to the proper endpoint. There are two cash letters one on Canadian Routing with USD and Canadian Routing on CAD.	1. Sending correspondences 2. Follow-up phone calls 3. Use exchange rate per Northern Trust rate sheet 4. Develop proper transactions	1. International collected items 2. Countries outside of Canada
INVESTIGATIONS
57	Photo Retrievals - High Speed	Item Copied	The process of obtaining copies of items from the high speed microfilm readers.	1. Inquiry of items via microfilm readers 2. Dispatching the copy of the item	1. Manual retrievals 2. 7 year plus retrievals 3. Image retrievals
58	Photo Retrievals - Low Speed	Item Copied	The process of manually obtaining copies of items from the microfilm or images post microfilm discontinued.	1. Inquiry of items via manual retrieval 2. Dispatching the copy of the item	1. Automated retrievals 2. 7 year plus retrievals

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

7 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
59	Adjustments	Prime Pass Item	The processing of an adjustment including the opening of the case, resolution of the case and closing of the case. This is specific to the AT&T deposited volume.

1.  Opening a case

2.  Setup a case

3.  Resolve case or provide routine updates on open cases

4.  Monitor open cases

5.  If required, make proper account adjustments

6.  According to agreed criteria, write-off cases

1. General Ledger reconcilement (out of balances, referral errors) 2. Northern Trust Control Group performs (referrals, reconcilement and reporting)
Technology
61	CD-Rom-Creation- Items<2,500,000	Imaged item	For the first 2,500,000 items where a CD-ROM is created. This is an incremental charge to Image Capture.	CD-ROM Production	Image capture, storage or on-line retrieval
62	CD-Rom-Creation- Items>2,500,000	Imaged item	For every imaged item after, 2,500,000 items. This is an incremental charge to Image Capture.	CD-ROM Production	Image capture, storage or on-line retrieval
63	CD-Rom-Copies	Per Copy (CD- ROM)	For every CD-ROM copy created after the original.	For every CD-ROM copy created after the original	For every CD-ROM copy created after the original
65	Putnam Image Statements - Postage	Imaged item	This service is the composition of the image statements specifically for Putnam.	The receipt of the statement file and the composition of the required images and statement in the required print format	1. Non Putnam 2. Printing, insertion of statement in envelope and mailing
66	Seven Year Archive-All Other	Imaged item	The fee is for all items imported into the Fiserv National long-term archive. The fee includes on-line image retrievals. The fee does not include image delivery (CD-ROM or transmission).	Long term storage and on-line retrieval	retrievals. The fee does not include image delivery (CD-ROM or transmission)
67	Archive Retrieval <120 days	Imaged item	Based on the number of retrievals from the short-term archive (Checkvision).	On-line retrievals from CheckVision or Treasury Passport	Image capture, storage and image delivery (CD-ROM or transmission)

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

8 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
69	Image Capture	Imaged item	Base charge for every imaged item. Only applies to Item Processing and is comprised of Prime Pass items and the Principal items that are imported into the image archive. This fee does not include long term archive, online retrievals or image delivery.	Image Capture from IP	Storage, on-line retrieval or image delivery
70
75	CD-Rom-Benefit	Imaged item	For every imaged item where a CD-ROM is created.	CD-ROM production for Benefit Payment identified	Image capture, storage or on-line
78	CD-Rom-Lockbox- Documents<100,000	Imaged Document	Separate service that imports documents from Fiserv and a CD-ROM is created. This service is items up to 100,000. This is incremental to the Fiserv base service.	CD-ROM Production	Image capture, storage or on-line retrieval
79	CD-Rom-Lockbox- Documents>100,000	Imaged Document	Separate service that imports documents from Fiserv and a CD-ROM is created. This service is items over 100,000. This is incremental to the Fiserv base service.	CD-ROM Production	Image capture, storage or on-line retrieval
80	CD-Rom-Lockbox- Checks<100,000	Imaged item	Separate service that imports checks from Fiserv and a CD-ROM is created. This service is items up to 100,000. This is incremental to the Fiserv base service.	CD-ROM Production	Image capture, storage or on-line retrieval
81	CD-Rom-Lockbox- Checks>100,000	Imaged item	Separate service that imports checks from Fiserv and a CD-ROM is created. This service is items over 100,000. This is incremental to the Fiserv base service.	CD-ROM Production	Image capture, storage or on-line retrieval
81	CD-Rom-Lockbox- Copies	Per Copy (CD- ROM)	For every CD-ROM copy created after the original.	Producing a copy on an original CD-ROM	Image capture, storage or retrieval
88	Payee Verification - DR < 100,000	Per Item	This service is the processing of identified positive pay items through the Fiserv Payee Verification system. This is the first 100,000 item per month.	Processing of the identified accounts and items through the Positive Pay FraudGuard system. Includes digital interrogation and processing of the Payee Name exception	Traditional positive pay and are included in Designated Services in this schedule

Execution Copy: October 26, 2007

Initials: Fiserv                      Northern Trust

9 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	ServiceIncludes	Service Excludes
89	Payee Verification - DR > 100,000	Per Item	This service is the processing of identified positive pay items through the Fiserv Payee Verification system. This is the items greater than 100,000 item per month.	Processing of the identified accounts and items through the Positive Pay FraudGuard system. Includes digital interrogation and processing of the Payee Name exception	Traditional positive pay and are included in Designated Services in this schedule
90	Merchant Capture - Chicago City	Prime Pass Item	For deposited items via Merchant Capture, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago City items according to the Chicago Federal Reserve.

1.  Processing of the item via Merchant Draft solution

2.  Printing of the IRD

3.  Prime Pass and Repass of Item if required

4.  Balancing / Customer Adjustments

5.  Dispatch and transportation

6.  Clearing fees, if required

7. Reporting and transmission

1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
91	Merchant Capture - Chicago RCPC	Prime Pass Item	For deposited items via Merchant Capture, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago RCPC items according to the Chicago Federal Reserve.

1.  Processing of the item via Merchant Draft solution

2.  Printing of the IRD

3.  Prime Pass and Repass of Item if required

4.  Balancing / Customer Adjustments

5.  Dispatch and transportation

6.  Clearing fees, if required

7.  Reporting and transmission

1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
92	Merchant Capture - Correspondent	Prime Pass Item	For deposited items via Merchant Capture, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as CORR DF items according to the Northern Trust relationships.

1.  Processing of the item via Merchant Draft solution

2.  Printing of the IRD

3.  Prime Pass and Repass of Item if required

4.  Balancing / Customer Adjustments

5.  Dispatch and transportation

6.  Clearing fees, if required

7.  Reporting and transmission

1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
93	Merchant Capture -Fed	Prime Pass Item	For deposited items via Merchant Capture, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Other FED items according to the Federal Reserve Banks.

1.  Processing of the item via Merchant Draft solution

2.  Printing of the IRD

3.  Prime Pass and Repass of Item if required

4.  Balancing / Customer Adjustments

5.  Dispatch and transportation

6.  Clearing fees, if required

7.  Reporting and transmission

1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
94	Merchant Capture - On- Us	Prime Pass Item	For deposited items via Merchant Capture, the processing of debit items which are drawn upon Northern Trust.

1.  Processing of the item via Merchant Draft solution

2.  Printing of the IRD

3.  Prime Pass and Repass of Item if required

4.  Balancing / Customer Adjustments

5.  Dispatch and transportation

6.  Clearing fees, if required

7.  Reporting and transmission

1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
95	Image Statement	Per Statement	This service is the composition of the image statements specifically for Northern Trust Clients.	The receipt of the statement file and the composition of the required images and statement in the required print format	1. Putnam 2. Printing, insertion of statement in envelope and mailing 3. Processing return statements (Separate fee)

Execution Copy: October 26, 2007

Initials: Fiserv                      Northern Trust

10 of 11

Exhibit 3.1A

Designated Item Processing Services

	Service*	Unit of Count	Process Description	Service Includes	Service Excludes
96	AT&T Transit - Chicago City	Prime Pass Item	For AT&T, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago City items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
97	AT&T Transit - RCPC	Prime Pass Item	For AT&T, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Chicago RCPC items according to the Chicago Federal Reserve.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
98	AT&T Transit - Corr	Prime Pass Item	For AT&T, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as CORR DF items according to the Northern Trust relationships.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
99	AT&T Transit - FED	Prime Pass Item	For AT&T, the processing of debit items which are drawn upon other banks that have Routing/Transits classified as Other FED items according to the Federal Reserve Banks.	1. Receipt and preparation 2. Prime Pass and Repass of Item if required 3. Balancing / Customer Adjustments 4. Dispatch and transportation 5. Clearing fees, if required 6. Reporting and transmission	1. Encoding of debits 2. Image Capture 3. Reject processing 4. Day 2+ adjustments 5. Returns
100	Process Adjustment - AT&T incremental volume	Prime Pass Item	The processing of an adjustment including the opening of the case, resolution of the case and closing of the case. This is specific to the AT&T deposited volume.	1. Opening a case 2. Setup a case 3. Resolve case or provide routine updates on open cases 4. Monitor open cases 5. According to agreed criteria, write-off cases	1. Reconciling the General Ledgers 2. The functions that the control group performs

*	Note: Northern Trust and Fiserv mutually agree to reconcile the service level descriptions outlined in Exhibits 3.1A and 3.1B to the to be revised billing service codes agreed to in Exhibits 14.1A and 14.1B. This will be completed by June 30, 2008.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

11 of 11

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
	New	New	Acct. # Capture – as billed	Bill	Require further information
	New	New	ACH Report Scanning Fee	Page	Require further information
SBX	1946963	1946963	Add a Policy	Policy	Policy level charge used when we have to entry a policy number (from the remittance document and/or check) that is not part of the Smart Box billing database.	Adding to detail in accounts receivable file when not in database	1. Transmission, 2. Lockbox processing
SBX	2117742	2117742	Allocation Fund / Allocations Fund	Fund	Fund level charge for making an allocation change on a line item payment. One fee per fund option is charged.	Incremental to Allocations check.	Allocations check
SBX	2118529	2118529	Allocations Check	Item	Check level charge for making allocation changes on payments within a transaction.	Grouping of investments 2.	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1700632	1700632	As Billed Checks	Item	Check level charge for transactions that match the database as billed.	Grouping where check and database match	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1702993	1702993	As Billed Policy Records	Policy	Policy level charge for transactions that match the database as billed.	Incremental to As Billed Checks	As Billed Checks
	1730538	1188880	Automated Lockbox Services		Require further information
SBX	2121677	2121677	Cash Equivalency Check	Item	Check level charge for transactions that match the database as billed.	Grouping for travelers checks, official checks, cashier checks, money orders	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	2120890	2120890	Cash Equivalency Policy	Policy	Policy level charge for grouping cash equivalency transactions.	Incremental to Cash Equivalency Check	Cash Equivalency Check
	2192507	2192507	CD ROM Checks	Check	Service to generate CD-ROMs with check images.	Writing check images to CD-ROMs	1. Image scanning 2. Image transmissions 3. Online image access 4. Lockbox processing
	2192507	2193294	CD ROM Documents	Document	Service to generate CD-ROMs with document images.	Writing document image to CD-ROMs	1. Image scanning 2. Image transmissions 3. Online image access 4. Lockbox processing

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
050423	2201951	2201951	CD ROM Monthly Fee	CD-ROM	Service to create CD-ROMs	Daily, weekly, monthly CDs	1. DVDs, 2. Image transmissions, 3. Online image access, 4. Lockbox processing
	New	New	CD-ROM- Benefit Payment		Require further information
	New	New	CD-ROM- Lockbox - Checks <100,000		Require further information
	New	New	CD-ROM- Lockbox - Checks > 100,000		Require further information
	New	New	CD-ROM- Lockbox - Documents <100,000		Require further information
	New	New	CD-ROM- Lockbox - Documents >100,000		Require further information
	New	New	CD-ROM- Lockbox Copies		Require further information
SBX	1948537	1948537	Change Dollar Amount	Policy	Policy level charge used when we have to change a dollar amount from what was billed. This charge only applies to those policies for which the dollar amount is changed.	NY Life grouping for permanent change of dollar amount	1. Other groupings -- can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Processing
SBX	2104363	2104363	Changes Check	Item	Check level charge for payment transactions where the customer has option billing changes (non-financial).	Grouping where customer changes name, address, etc.	1. Other groupings -- can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	2105150	2105150	Changes Policy	Policy	Policy level charge for payment transactions where the customer has option billing changes (nonfinancial).	Policy grouping incremental to Changes Check	Changes Check
950100	1438359	1438359	Check Only W/Complex sort	Item	Service for performing negotiability checks, payee verification, and check encoding for any received without a scannable billing document.	1. 8 point check inspection 2. Review of processing instructions, 3. Check encoding and endorsing, 4. Reporting 5. Reassociation	1. Payments with coupons that have an OCR scanline that is scannable 75% of time or more 2. Batched photocopies 3. Unbankables 4. Deposit prep 5. Image capture 6. Photocopies
95011R	2179915	2179915	Checks Imaged	Check	Service per item for checks imaged	Charge for each check that is scanned in Wholesale Lockbox	1. Checks scanned in Wholetail Lockbox 2. Document image capture

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
650116	1134577	1134577	Circle Amount and Other Information	Item	Service for circling the dollar amount on the accompanying papers.	Separate notation charge that applies only to annotating original documents by circling amounts	1. Transferring information from accompanying papers onto face of check 2. Sequentially numbering papers/envelopes 3. Writing check number on accompanying documents
050114	1151104	1151104	Complex Sort	Item	Service for sorting checks into 3 (three) or more groups or sorts within a 2 group sort.	Sorts segregating checks into own groups, not co-mingled, such as by 3 or more customers	Simple sorts
SBX	2146861	2146861	Correspondence Check	Item	Check level fee for separately grouping transactions that contain customer correspondence.	No check enclosed grouping	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	2146074	2146074	Correspondence Policy	Policy	Policy level fee for separately grouping transactions that contain customer correspondence. Each policy within the transaction receives the fee.	Policy level grouping incremental to Correspondence Check	Correspondence Check
85011R	2180702	2180702	Coupons Imaged	Coupon	Service per item for coupons imaged.	Separate charge for scanning of check-sized document with OCR line (coupon)	1. Scanning documents that are not coupons 2. Online access to images 3. Online viewing 4. Online searches 5. Check image capture
SBX	1940667	1940667	Create a Bill Check	Item	Check level charge used when we have to create a bill per client’s operating instructions (e.g. for a transactions which are not on the Smart Box database).	Grouping for creating an invoice when can’t find the invoice in the database but good information has been provided	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1943815	1943815	Create a Bill Policy	Policy	Policy level charge used when we have to create a bill per client’s operating instructions (e.g. for transactions which are not on the Smart Box database). One charge for each of the policies that are part of the transaction.	Policy level grouping incremental to Create a Bill Check	Create a Bill Check
SBX	1702206	1702206	Customer Gen Checks	Item	Check level charge used when we process a payment where the customer returns their own remittance document (rather than the client generated document).	Grouping for when a customer sends back their own invoice instead of the one from the insurance company	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX		1943028	Customer Gen W/Fax Policies	Item	Service per item when policies cannot be found on data base. Photocopy of item is faxed for client instruction on handling. (used by Trad only)

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
SBX	1704567	1704567	Customer Generated Policy Record	Policy	Policy record level charge used when we process a payment where the customer returns their own remittance document (rather than the client generated document). One charge for each of the policies that are part of the transaction.	Policy level grouping incremental to Customer Gen Checks	Customer Gen Checks
050406	1184945	1184945	Data Consolidation – Bank	Bank	Monthly charge for in-coming files sent by a bank to be consolidated with other input.	All files received from bank on same transmission with other paper input	1. Processing, 2. Data consolidation per item 3. Data consolidation maintenance
050404	1185732	1185732	Data Consolidation – Maintenance	Monthly	Monthly charge for maintenance of data consolidation.	Merging in ACH addenda information	1. Processing 2. Data consolidation per item
050403	1190454	1190454	Data Transmission – File	File	Service associated with each file of lockbox information provided to the client. If multiple lockboxes are transmitted in a single file, one lockbox will receive the charge for the file.	1. Sending data files to customer 2. Incremental to monthly maintenance and transmission records	1. Data Transmission, Image Transmission, EDI Transmission Maintenance 2. Info Delivery Transmission Records
050400	1186519	1186519	Data Transmission - Monthly Maintenance	Lockbox	Monthly charge for maintenance of data transmission service.	1. Associated overhead from sending transmissions to client 2. Incremental to per record and per file	1. Maintenance for EDI or image transmissions, 2. Information Delivery Transmission Records, 3. Information Delivery Transmission File
050401	1188880	1188880	Data Transmission – Records	Record	Service for transmitting each record of information that corresponds to a client’s monthly volume.	1. Sending records to the customer. 2. Incremental to monthly maintenance and data transmission files	1. Data Transmission, Image Transmission, EDI Transmission Maintenance 2. Information Delivery Transmission Files 3. Info Deliv —Transmission Rec.- EDI
95011D	1192028	2122464	Date Stamping	Item	Service to cover date stamping envelopes.	Incremental to date stamping monthly maintenance	Lockbox processing
SBX	1947750	1947750	Delete a Policy	Policy	Policy charge used when we delete a policy (from the original billing record) at the customer’s option. Applies only to those policies which are deleted.	Grouping for deleted policies	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1944602	1944602	Deposit OOB Bill Policy	Policy	Policy level charge for transactions which are determined to be out of balance (OOB) per the client’s operating instructions. One charge for each policy in the transaction.	Grouping for out of balance policies.	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1751000	1751000	Deposit OOB Checks	Item	Check level charge for processing out of balance transactions.	Check level groping incremental to Deposit OOB Bill Policy	Deposit OOB Bill Policy
750530	1941454	1941454	Do Not Deposit Checks	Item	Check level charge for Smart Box unbankables.	Manual return of unbankable items.	1. Unbankables decisioning, 2. Automated unbankables
650530	1945389	1945389	Do not Deposit Policy	Policy	Policy level charge for Smart Box unbankables.	1. Incremental to Do Not Deposit Checks 2. 2.5 policies per check	1. Unbankables decisioning, 2. Automated unbankables

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
75011R		2057930	Document Image Scan/Index	Document	Service per item for invoices and/or envelope imaged.	Separate charge for scanning all documents except coupons	1. Online access to images 2. Online viewing 3. Online searches 4. Check image capture 5. Coupon image capture
950423	2202738	2202738	Duplicate CD ROM Creation (Client Consolidation)	CD-ROM	Service to consolidate images per Client (multiple lockboxes) for CD-ROM generation.	Additional daily, weekly, monthly CD(s)	1. DVDs, 2. Image transmissions, 3. Online image access, 4. Lockbox processing
95011L	1247905	1247905	Envelope Photocopy	Envelope	Service to photocopy envelopes.	1. Separate charge from photocopy documents 2. Photos batched separately	1. Photocopies of invoices, coupons, correspondence 2. Photocopies of checks 3. Lockbox processing
050323		1258136	Extra Account Batch Listing	Batch	Service per additional Account Batch Listing requested.	1. Additional Reporting 2. More detail than Deposit Report (recap)	Lockbox Processing
050320	1259710	1259710	Extra Deposit Notification	Recap	Service for receiving an additional daily Deposit Report (recap).	Additional reporting	Lockbox Processing
05011A	1262071	1262071	Extra Photocopy	Item	Service for each photocopy of a check.	One photo of front of check	1. Photocopies of documents 2. Lockbox processing
SBX		1949324	FAX	Page	Service per page charge when we choose the FAX grouping.	Fax grouping	1. Faxing, 2. Fax reporting, 3. Other groupings per above
950321	2151583	2151583	Fax Reports	Document	As needed service per page for facsimile to notify client of remitter name and dollar amount remitted or requesting payment instructions.	1. Incremental to fax maintenance 2. Transmission information provided manually, per page, 3. SmartBox Manual Fax Service-Item	1. Lockbox processing 2. Fax maintenance, 3. Transmissions
	New	2265698	Fiserv Online Maintenance	Monthly	Require further information
	New	1923353	Full Pay Processing W/Complex Sort	Item	Require further information
050101	1923353	1923353	Full Pay Single Processing	Item	Service per check for performing negotiability checks, payee verification where a single check is equal to a single scannable document.	1. 8 point check inspection 2. Review of processing instructions, 3. Check encoding and endorsing, 4. Reporting, 5. Payment includes both check and coupon 6. Auto capture of information on coupon	1. Single check for multiple scannable documents, 2. Photocopies, 3. Partial payments, 4. Stop files, 5. Check onlys 6. Wholesale lockbox processing 7. Image lockbox processing

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
		2058717	Image Maintenance	Lockbox	Monthly charge for daily transmission of images captured per client instructions.	1. Associated overhead from sending image transmissions to client 2. Incremental to image transmission per file	1. Data transmissions, 2. EDI transmissions, 3. Image capture, 4. Online image access 5. Image transmission file
050420		2258615	Image Transmission	File	Charge associated with each file of images captured per client instructions. If multiple lockboxes are transmitted in a single file, one lockbox will receive the charge for the file.	1. Sending image files to customer 2. Incremental to monthly maintenance for image transmission	1. Data transmissions 2. EDI transmission, 3. Image Capture, 4. Online image access, 5. Image transmission maintenance
SBX	1706141	1706141	Interactive Database	Policy	Policy charge (assessed at month-end) for storage of policy billing records on the Smart Box database.	Storage of records.	1. Image archive, 2. SmartBox groupings
05011P	1306143	1306143	Invoice Balancing	Item	Service for balancing an invoice to the amount remitted during data entry, either prior to or after deposit.	Upfront balancing with amount of balance outsorted and returned to lockbox owner or force balanced.	Lockbox processing
050126	1315587	1315587	Keystroke Charge	Keystroke	Per character charge for key-entering check serial number or remitter information,	Keying of invoice number or remitter name and navigation keys (enter, tab, page down, space, etc.).	1. Transmissions 2. Image capture
	1613073	1613073	LBX Check Receipt Verification	Item	Require further information
SBX	2018580	2018580	Loan Checks	Item	Check level fee for processing loan payments.	Grouping for loans.	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	2017793	2017793	Loan Policies	Policy	Policy level fee for processing loan transactions. One fee per policy paid.	Policy level grouping incremental to Loan Checks.	1. Loan Checks
05013A	1969786	1969786	Lockbox Credit Card Processing	Item	Service per item for processing credit card payments.	1. Authorizing credit card payment, 2. Keying in credit card data and verifying signature 3. Reporting	Lockbox Processing
050302	1333688	1333688	Lockbox Deposits	Deposit	Service for depositing a batch or batches of checks through a lockbox for a designated deposit time at a designated correspondent bank.	Preparing checks for clearing and settlement.	1. Lockbox processing 2. Check processing
050300	1336049	1336049	Lockbox Items Deposited	Item	Service for each check that is deposited through a lockbox.	Incremental to Lockbox Deposit.	1. Lockbox processing 2. Check processing
050000	1336836	1336836	Lockbox Monthly Maintenance	Lockbox	Monthly charge associated with the maintenance of a lockbox.	1. Rental for PO Box number 2. Pick-up or delivery of mail 3. Overhead associated with maintaining lockbox; including software	1. Per item fees 2. All Mailout activity
	New	New	Lockbox Photocopy	Item	Require further information

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
	1847014	1847014	Lockbox Photocopy – Wholetail	Item	Require further information
050100	1433386	1438359 / 1392713	Lockbox Processing	Item	Service for performing negotiability checks, payee verification, and check encoding for any item received without a scannable billing document. Photocopy of item is not provided.	1. 8 point check inspection 2. Review of processing instructions, 3. Check encoding and endorsing, 4. Reporting 5. Reassociation	1. Payments with coupons that have an OCR scanline that is scannable 75% of time or more 2. Photocopies 3. Unbankables 4. Deposit prep 5. Image capture
	New	New	Lockbox Rental		Require further information
		1336049	Lockbox Services	Item	Require further information
050311	1612286	1612286	Lockbox Total Inquiry	Call	Charge assessed when a client calls RemitStream Solutions for deposit information.	1. Phone call by client 2. Reporting	1. Lockbox processing, 2. Phone Notification - Deposit
05013H	1344706	1344706	Mail Forwarding Fee	Lockbox	Monthly charge for forwarding mail from a closed lockbox.	1. Mail forwarding for a maximum of 3 months after which it will returned to sender. 2. Lockbox Maintenance charge	Lockbox per item charge
	1345493		Mail Forwarding Maintenance	Lockbox	Require further information
050121	1352576	1352576	MICR Capture	Item	Service per check for capturing the Magnetic Ink Character Recognition (MICR) line, which identifies check number, drawee bank, and remitter bank account number.	1. Additional processing charge to capture this line from check when returning MICR line data to client as in a data transmission 2. May be in addition to check image capture	1. Data transmissions 2. Lockbox processing
050103	1924927	1924927	Multiple Item Processing	Item	Service per check for performing negotiability checks, payee verification of a check associated with a multiple transaction. Photocopy of check is not provided

1.  8 point check inspection

2.  Review of processing instructions,

3.  Check encoding and endorsing,

4.  Reporting,

5.  One or more checks are received with one or multiple scannable documents

6.  Auto capture of information on coupon

							1. Full pay singles, 2. Partial payments 3. Stop files, 4. Check onlys, 5. Photocopies 6. Wholesale lockbox processing, 7. Image capture
	New	1924927	Multiple Item Processing W/Complex Sort	Item	Require further information
05011M	1391926	1391926	No Check Enclosed Items	Envelope	Service for handling documents received through the lockbox that do not have an associated check.	1. Document only processing 2. Outsorting correspondence to separate batch	Check processing
95011M	1980804	1980804	No Item Enclosed - Monthly Fee	Lockbox	Monthly charge for handling documents received through the lockbox that do not have an associated check.	1. Will be used when per item fee cannot be used such as lockboxes used for imaging only. 2. Correspondence only volume	Maintenance for check and document
050540	2173619	2173619	Non Lockbox Mail Received	Package	Service per package fee for non-lockbox mail (no checks) sent to the lockbox that should have been sent directly to the customer.	Return of merchandise sent to lockbox.	1. Processing 2. Other mailout activity

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
SBX	1701419	1701419	Not as Billed Checks	item	Check level charge for processing a not-as-billed transaction.	Grouping for checks that don’t reflect amount billed.	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1703780	1703780	Not as Billed Policy Records	Policy	Policy record level charge for processing a not-as-billed transaction. One charge for each policy in the transaction.	Policy level grouping incremental to Not as Billed Checks.	Not as Billed Checks
SBX	1942241	1942241	One Check Processing	Item	Check level charge for MassMutual for processing one check into multiple MassMutual boxes.	1. Mass Mutual grouping 2. Grouping when one check covers payment for multiple lockboxes	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
75013F	1942241	1942241	One Check Processing Check	Item	Check level charge for processing one payment across several lockboxes
85013F	1946176	1946176	One Check Processing Policy	Policy	Policy level charge for processing policies from one payment across several lockboxes.
SBX	1946176	1946176	One Check Processing Policy	Policy	Policy level charge for MassMutual for processing one check into multiple MassMutual boxes.	Policy level grouping incremental to One Check Processing.	One Check Processing
05011I	1411601	1411601	Open Envelopes (2-3 Sides)	Item	Service per envelope charge for slicing envelopes on 2 to 3 sides as opposed to just the top.	Laying envelopes flat	1. Automated envelope opening with slice on 1 side 2. Any sorting
	New	1924140	Partial Pay Processing W/Complex Sort		Require further information
050102	1924140	1924140	Partial Pay Single Processing	Item	Service per check for performing negotiability checks, payee verification for partial pays. Photocopy of check is not provided.

1.  8 point check inspection

2.  Review of processing instructions,

3.  Check encoding and endorsing,

4.  Reporting,

5.  Single check received with single scannable document and amounts are not equal

6.  Auto capture of information on coupon

							1. Full pay singles, 2. One check for multiple scannable documents, 3. Stop files, 4. Check onlys, 5. Photocopies of checks, 6. Wholesale lockbox processing 7. Image capture
050310	1506828	1506828	Phone Notification	Call	Charge assessed when RemitStream manually calls the client and provides same day notification of total deposit information. Each lockbox included in the call is assessed the charge even if multiple lockboxes are reported in the same call.	1. Phone call by RemitStream 2. Reporting	1. Lockbox processing 2. Deposit Total inquiry by client 3. Email deposit notifications
05013G	2007562	2007562	Photo - LBX-Client Services	Request?	Fee for request of photo of item processed or additional research requested.	1. Photos 2. Manual research	Lockbox Processing
95013G	2008349	2008349	Photo - LBX-Priority	Request?	Fee for priority request of photo of item processed or additional research requested.	Same as LBX Research but request made a priority	Lockbox Processing

Execution Copy: October 26, 2007

Initials: Fiserv                 Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
850100	1436785	1436785	Photocopy Batched	Item	Daily charge for performing negotiability checks, payee verification, and check encoding for any item received without a scannable billing document. Photocopy of item is batched.	1. 8 point check inspection 2. Review of processing instructions, 3. Check encoding and endorsing, 4. Photocopies batched 5. Reporting	1. Payments with coupons that have an OCR scanline that is scannable 75% of time or more 2. Photocopies that are not batched 3. Unbankables 4. Prep of deposit 5. Image capture
05011L	1437572	1437572	Photocopy Invoice or Papers	Document	Service for photocopy of invoice, accompanying correspondence.	1. Photocopy of statements or letters written to clients 2. Photos batched separately	1. Lockbox processing 2. Photocopies of checks, 3. Photocopies of envelopes
950116	1445442	1445442	Post Check Amount	Item	Service per item for writing check amount on accompanying documents.	Separate document notation –Post Information charge. (subset of Document Notation -Post Information).	1. Transfer of information from accompanying papers onto face of check. 2. Other document notation services
	New	New	Post Special Customer Information		Require further information
950322	1467478	1467478	R.I.D. Detail Lines Reported	Lockbox	Service for facsimile to notify client of remitter name and dollar amount remitted per item.	Incremental to Automated Fax Service	1. Lockbox processing 2. Automated fax service 3. Manual fax services
050322	1480070	1480070	Remitter I.D. Notification	Lockbox	Service for facsimile to notify client of remitter name and dollar amount remitted per deposit.	1. Automated fax 2. Automated Fax reporting	1. Lockbox processing 2. Automated fax per item 3. Manual fax services
65013F	2150796	2150796	Return Item Log	Day	Fee for creating a manual log of all unbankables	1. Non-automated reporting on exception items 2. SmartBox Return Item Log	1. Lockbox processing 2. Unbankable decisioning 3. Unbankable notificaitons
SBX	1783267	1783267	Rollover Checks	Item	Check level fee for transactions to be identified as rollovers.	Grouping for rollover transactions, such as transfers from a different IRA or different financial institution.	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	1782480	1782480	Rollover Policies	Policy	Policy level fee for each policy identified as a rollover transaction.	Policy level grouping incremental to Rollover Checks.	Rollover Checks
750116	1509976	1509976	Sequential Numbering Envelopes	Item	Service per item for sequentially numbering papers/envelopes.	Separate document notation charge that applies only to writing number on remittance documents to indicate order received.	1. Numbering items in any other order 2. Circling amounts on docs 3. Transferring information onto checks or writing check amounts on remittance docs
850111	1514698	1514698	Simple sort	Item	Service per item for sorting checks in a single group by color, remitter name, zip code, etc. or a 2 (two) group sort.	1. Typical wholesale lockbox sorts 2. Creation of batch headers	1. Complex sorts 2. Special processing of sorted items (highlighting, annotating, etc.)

Execution Copy: October 26, 2007

Initials: Fiserv                 Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
SBX	2102002	2102002	Smartbox Processing – Checks	Item	Service per check for SmartBox processing, i.e. performing the various inspection points and sorting payments for processing.	1. Sorting 2. 8 point check inspection 3. Review of processing instructions 4. Check encoding and endorsing 5. Reporting	1. Wholetail lockbox processing 2. Check clearing and settlement 3. Special processing (highlighting, annotating) 4. Image capture 5. Wholesale lockbox processing
050500	1339197	1339197	Special Notification Call	Call	As needed charge assessed when client is called per their instructions to provide a process/return decision for exception items or detailed remitter information.	Manual exception item decisioning per call.	1. Online exceptions management, 2. Automated unbankables decisioning 3. Unbankables special Notifications on a per check basis 4. Unbankables image capture
050510	1324244	1324244	Special Notification Check	Item	Per check charge for each check discussed with the client during the special notification call.	Incremental to Special Notification Call – per item fee.	1. Online exceptions management, 2. Automated unbankables decisioning 3. Unbankables special Notification Call 4. Unbankables image capture
05011J	1520207	1520207	Special Stapling	Item	Service per item for non-standard stapling procedure other than photo matched, photo batched, or imaging lockboxes.	Using paperclips instead of stapling, no stapling, or stapling 2 photocopies to the papers, etc.	Lockbox processing
950530		2254680	TP LBX Unbankable Exception Item	Item	Service per envelope (batch) for imaged unbankable items presented for online decisioning via Treasury Passport.	1. Automated unbankables. 2. Web-based decisioning of unbankable items. 3. Viewing of images of potential unbankable items.	1. Unbankable notification calls and checks discussed with client, 2. unbankable returns, 3. Image capture of automated unbankable items
050530	2172045	2172045	Unbankables	Item	Service per item for unbankable items returned to customer.	1. Return of unbankables to customer. 2. Incremental to per check and per call notification re. unbankables 3. Incremental to LBX Unbankable Exception Item	1. Unbankable Exception Item (online exceptions management/automated unbankables decisioning) 2. Unbankable Special Notification Call and Per check for unbankables
050303	1557983	1557983	Walk-In deposits	Envelope	Charge for the handling of mail received outside of the U.S. Postal stream (I.e. Federal Express, Messenger). This charge is in addition to the deposit charges above.	1. Priority handling of payments delivered by Fed Ex or other messenger. 2. Items processed day this mail received.	1. All other remittances, 2. Lockbox processing 3. Sorting
		1930436	Wholetail Sort and Balance	Item	Require further information
SBX	2019367	2019367	Within One Month Check	Item	Check level charge for processing a payment that is within one month of the billing date.	Grouping for checks that is within a month of the billing date — within a month before and within a month after.	1. Other groupings — can only be in one grouping but groupings chosen hierarchically by customer, 2. Transmissions, 3. Lockbox processing
SBX	2020154	2020154	Within One Month Policy	Policy	Policy level charge for processing a payment that is within one month of the billing date. Each policy within the transaction receives the fee.	Policy level grouping incremental to Within One Month Check.	Within One Month Check

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.1B

Designated Lockbox Services

AFP Number	SID – Exhibit	SID – Raw Data	Service Name	Unit	Service Description *	Service Includes	Service Excludes
Other Services
Mail Processing
Disaster Recovery Services
Postage
CMMA / Northern Processing
059999	NA	NA	SAS70 Report	Bank	Annual charge for receiving documented results of Fiserv SAS70 Type II audit
Adjustments
			OCR Keystroke Correction	Keystroke

*  Note: Northern Trust and Fiserv mutually agree to reconcile the service level descriptions outlined in Exhibits 3.1A and 3.1B to the to be revised billing service codes agreed to in Exhibits 14.1A and 14.1B. This will be completed by December 31, 2008.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.2

Letter of Intent Projects – Payment Services and Lockbox Services

Project / Service		New Serv	Definition	Included	Excluded	Delivery Date	Northern Trust Requirements	Rights (1)	Penalty (2)
Accept incoming X9.37 image files	IP	Yes

Generally Available -Have the ability to receive X9.37 files in lieu of paper presentments. The incoming transit X9.37 files will be received such that the MICR data will be processed through the Fiserv Item Processing System.

Selectively Available as mutually agreed upon

				• Receipt of the ICL • IQA to check the quality and usability of the file • Process the ICL at the individual item level	• Paper outgoing • Returns • IRDs	03/31/09 1-02-08	Readiness of Northern Trust Surveillance system by 01/31/09
Outbound X9.37 image files	IP	Yes	Generally Available -Have the ability to send X9.37 files in lieu of paper. Images will be sent in Image Cash Letters (ICL). Selectively Available as mutually agreed upon.	• IQA • Creation of the X9.37 files for Image Cash Letters • Transmission of the ICL • Clearing fees associated with the ICL	• Paper presentment • Returns • IRDs	03/31/09 1-02-08
Originate returns from image archive	IP	Yes	When Northern Trust drawn items are returned for any reason, the image will be sent in lieu of the paper. The image will carry the appropriate information for out-going return processing	Processing of the return electronically	Physical paper return item processing	10/31/08
Exception processing – DSS TRIPS, DSV, CSV	IP	Exception – No DSV – Yes

There are two definitions for this processing

1.  DSS Exceptions provides a single exception processing tool for Fiserv and potentially Northern Trust. Images and data (exceptions with reason codes) will be ingested into the system and processed in lieu of paper.

2.  DSV / CSV is digital signature verification and check stock verification

For DSV, it is the paying of checks similar to current paper process (Back office).

Exceptions

•    Return item processing

•    Other exception processing that is in the Designated Service exhibit

•    Online viewing

•    Retention

DSV

•    Integrating Northern Trust electronic signature cards into the system

•    Front counter (branch) verification

						1. Except 05/31/08 2. DSV /CSV 09/31/08	• Full Northern Trust resource requirement for input and development of proper interfaces by 01/02/08 • Agreed DSV / CSV Service Agreement by 04/01/08

Data line correction and mismatch detection and correction	IP	No	Data line correction and it will provide the ability to provide updated information to the image archive. If the incorrect codeline is attached (indexed) to an image, this service will allow the corrected record including codeline to be added to the image archive	Ability to accept a correct codeline file from Northern Trust and potentially internally at Fiserv	Image capture	04/30/08	• Ability to send the corrected file by 12/15/07

CD / DVD Output	IP	Yes	Ability to provide DVD as another image delivery option and expand the CD and DVD products to include encryption	128-bit encryption capabilities	Postage or delivery costs	Encrypted CD 01/31/08 DVD Capability 04/30/08

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.2

Letter of Intent Projects – Payment Services and Lockbox Services

Project / Service		New Serv	Definition	Included	Excluded	Delivery Date	Northern Trust Requirements	Rights (1)	Penalty (2)
7-Year Image archive	Lockbox	Yes	The 7-Year Image Archive is a new multi-year image archive product / service that retains check and remittance document images for work processed from 90 days through seven years previously. The 90-day archive is the standard product. The service will be offered in increments of one year. Tiers will define the storage requirement.	• Up to 7 year storage of images • API for Treasury Passport

•    Storage of Business Logic

•    Work processed 8 years or more in the past

•    Healthcare Lockbox images

•    Retrievals outside the Northern Trust tools and API

•    Image Delivery other than Treasury Passport delivery

•    Special requests for bulk image ingestion or delivery

•    Image Capture

02/28/08
Encrypted CD / DVD Output	Lockbox	Yes	DVDs and CD-ROMs are Image Lockbox output options. Check and remittance document images are available on DVDs or on CD-ROMs daily, weekly, or monthly. The products include a standalone viewable CD or DVD and encryption of the entire contents of the disc.	• DVD Capable • Images must be in TIF or JPG file formats. • Custom labels. • Image Viewer burnt onto CD or DVD. • Print and search capability	• A cumulative index • Postage or delivery cost • Duplicate CD/DVD creation • Able to burn ad hoc jobs based on any variation of criteria.	Encrypted CD 01/31/08 DVD Capability 04/30/08

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.2

Letter of Intent Projects – Payment Services and Lockbox Services

Project / Service		New Serv	Definition	Included	Excluded	Delivery Date	Northern Trust Requirements	Rights (1)	Penalty (2)
Healthcare – EOB data capture	Lockbox	Yes – multiple services

Healthcare Lockbox is a new, comprehensive revenue cycle and health data information management services line/category, focused on automating payment services, for healthcare providers and payers that are customers of RemitStream Solutions’ financial institution clients.

The following new services:

1.  Automated EOBs

2.  Automated EOBs with Patient Pays –

3.  Balanced, Consolidated 835 transmissions

4.  Secondary billing

5.  Exceptions Management

6.  Denials Management

7.  Image Capture

8.  Image Delivery; transmission, CD-ROM, or other mechanisms

9.  Data Transmission

10. Sending 835 file to healthcare provider Correspondence processing Implementation

The services above is not an inclusive list of services and additional services may be defined upon further requirements.

• Provided from existing processing sites – Chicago, Walnut, Miami • Processing payments from health plans and patient pays • Private-labeling of the Fiserv’s provider online functionality

•    Revisions to the service offering that result in RemitStream becoming a covered entity under HIPAA

•    Required Hardware

•    In-house (within RemitStream) extraction of the EOB data and creation of an 835

•    Online searches by more than the standard six fields

•    Full integration with Treasury Passport

•    Single sign-on from Treasury Passport

•    Lockbox On-line is a component of these set of services

•    Connectivity between the Northern Trust customer and Fiserv’s partner

•    Internet access ISP services

						04/30/08	• Provide a pilot customer by 11/01/07 • Agreed set of services for pilot customer 01/31/08 • Hyperlink from Treasury Passport to RMS by 04/01/08

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.2

Letter of Intent Projects – Payment Services and Lockbox Services

Project / Service		New Serv	Definition	Included	Excluded	Delivery Date	Northern Trust Requirements	Rights (1)	Penalty (2)
Application of credit card payments to client preferred merchant vendor	Lockbox	No	The service will expand the current number of providers that Credit Card payments can be used. The list of Credit Card processor will be a joint list mutually agreed between Fiserv and Northern Trust	Current provider is Paymentech	Credit Card processors that are not on the list and not qualified by Fiserv	02/28/08 for first Credit Card Processor The list of subsequent credit card processors and the related implementation dates to be mutually agreed upon
Upgrade of the DMP Platform to version 4.07.03	Lockbox	As noted in the definition

The upgrade will allow Fiserv to get to the next supported level and it builds the foundation of potential new services (which are stated in this schedule)

The upgrade will include the base functionality of the platform and the integration to expand the functionality in capability and product. These include:

•    Up-front imaging

•    Stop file capabilities

•    ICR

•    Satellite capture of wholesale lockbox items

•    Create X9.37

•    Remote Deposit capture

Once completed, the following new features will be included as new services in the Designated Lockbox services.

1.     Stop file capabilities

2.     Create X9.37

3.     Remote Deposit capture

Hardware and software purchases, report modification and testing. All costs related to the customization required that are unique to Northern Trust, shall be borne by Fiserv.

•    New services that are defined in this schedule

•    The DR site will not be included in this project. However, modification to the DR site will be necessary and should be addressed during the next DR site visit.

						• Up-front imaging 09/30/08 • Stop file 06/30/08 • ICR 07/31/08 • Satellite capture WHLBX 06/30/08 • Create X9.37 05/31/08 • Remote Deposit capture 07/31/08	• RDC Pilot client by 05/01/08
Multi-Bank depositing to any Northern Trust DDA account	Lockbox	No	Ability to send a Lockbox deposit file to the Northern Trust Core Processor			Complete
Clearing items via X9.37	Lockbox	Yes	Reference Project “Upgrade of the DMP Platform to version 4.07.03”			Reference above

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.2

Letter of Intent Projects – Payment Services and Lockbox Services

Project / Service		New Serv	Definition	Included	Excluded	Delivery Date	Northern Trust Requirements	Rights (1)	Penalty (2)
Electronic bill presentment and payment capabilities	Lockbox	Yes	Ability for Northern Trust Lockbox clients to accept their payments through the following vehicles: • Telephone • Internet – on-line bill pay			09/30/08
ICR assisted keying	Lockbox	No	Reference Project “Upgrade of the DMP Platform to version 4.07.03”			Reference above
Remote deposit capture, using one piece of scanning equipment installed at the client site	Lockbox	Yes

This service provides the capability to have Northern Trust clients make Remote deposit capture for Wholesale Lockbox.

This product will allow customers to scan payments at their location (walk-ins to the corporate office) and send images to RemitStream for inclusion with the other payments received at their lockboxes.

Further definition will be need to be mutually agreed upon between Fiserv and Northern Trust.

				The product requires one scanner for wholesale lockbox RDC		Reference above
Upfront imaging workflow	Lockbox	No	Reference Project “Upgrade of the DMP Platform to version 4.07.03”			Reference above
Locations	Lockbox

Establish Lockbox network sites in the following locations by the indicated dates:

•    Atlanta - September 30, 2008

•    Dallas – June 30, 2009

•    Mutually Agreed Upon 3rd Site – June 30, 2010

•    Mutually Agreed Upon 4th Site – June 30, 2011

• Atlanta – 09/30/08 • Dallas – 06/30/09 • Mutually Agreed Upon 3rd Site – 06/30/10 • Mutually Agreed Upon 4th Site – 06/30/11

Note 1: The delivery of the above projects / services within the timeframes are material obligations and therefore subject to Section 19.2 of the agreement.

Note 2: Failure to meet the requirements specified by the delivery dates result in the following penalties:

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 3.2

Letter of Intent Projects – Payment Services and Lockbox Services

•

Any items scheduled to be delivered in 2008, must be delivered by December 31, 2008. If any items scheduled for delivery in 2008 are not delivered in 2008 then there will be no COLA increase applied to any Fees in 2009.

•

All 2008 items not delivered in 2008, must be delivered by June 30,2009. If any of the 2008 items, are delayed for delivery until June 30, 2009, and are not delivered by that date then no COLA increase will be applied to any Fees in 2010 .

•

Any items to be delivered in 2009, must be delivered by December 31, 2009. If any items scheduled for delivery in 2009 are not delivered in 2009 then there will be no COLA increase applied to any Fees in the next available year. (For example, if 2008 items are missed in 2009 then 2009 would be fall to 2011.)

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 14.1A

Designated Item Processing Fees

		TOTAL May 2006 to April 2007		Contract Pricing				Revised Total Bill*
		Actual Volume	Actual Bill*	Actual Volume	Projected Bill*	Avg. Price*	Unit Price*
ITEM PROCESSING
Standard Transit =< 750,000 per month
1	Standard Transit - Chicago City	2,379,631		2,379,631
2	Standard Transit - Chicago RCPC	2,796,427		2,796,427
3	Standard Transit - CORR DF	2,009,768		2,009,768
4	Standard Transit - Other Fed	8,786,543		8,786,543
5	Standard Transit - On-Us - *	67,916		67,916
Major Transit = > than 750,000 items
6	Major Transit - Chicago City	4,533,594		4,533,594
7	Major Transit - Chicago RCPC	6,672,295		6,672,295
8	Major Transit - CORR DF	833,121		833,121
9	Major Transit - Other Fed	628,245		628,245
10	Major Transit - On-Us	161,539		161,539
Lockbox Transit
11	Lockbox - Chicago City	934,376		934,376
12	Lockbox - Chicago RCPC	1,599,817		1,599,817
13	Lockbox - CORR DF	2,442,773		2,442,773
14	Lockbox - Other Fed	10,451,013		10,451,013
15	Lockbox - On-Us	97,732		97,732
16	Transit Rejects	2,352		448,387
	Transit Reject Rate - **
Non Transit Clearing
17	Controlled Disbursement - Capture	66,827,299		66,827,299
18	On-us Inclearings - Capture/Except Pull	12,142,154		12,142,154
19	CD and Onus - Rejects	12		2,203,248
	CD and Onus Reject Rate - **
20	Statement Sort	12,038,305		12,038,305
21	Fine Sort-HUL***	79,772,381		79,772,381
22
23	Cashletter Correction	1,638		1,638
24	Encoding - Line & G/L & Corp	8,839,037		8,839,037
25	Encoding - Correction	6,066		6,066
26
RETURNS
27	Chargeback Standard	98,329		98,329
28
29	Redeposit Standard	69,543		69,543
30		0		0
31	Outgoing	96,679		96,679
DEPOSIT ACCOUNT SERVICES
32	Daily Exceptions	120,426		120,426
33	Stop Exceptions	29,559		29,559
34	ARX Warns	192,941		192,941
35	ARX Rejects	128,279		128,279
36	Overdraft decision resulting in return	13,778		13,778
*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                 Northern Trust

Exhibit 14.1A

Designated Item Processing Fees

		TOTAL May 2006 to April 2007		Contract Pricing				Revised Total Bill*
		Actual Volume	Actual Bill*	Actual Volume	Projected Bill*	Avg. Price*	Unit Price*
37	Client Based Positive Pay Exceptions	4,891		4,891
38	Manual Adds and Deletes	10,299		10,299
39	Process Stop Calls	40,916		40,916
40	Standard PE Enquiry	5,973		5,973
41	AT&T PE	12		12
42	Prepare Automated Statement	235,444		235,444
43	Prepare Manual CBIS/Putnam Stmt	44,606		44,606
44	Prepare Manual Statement	251,024		251,024
45	Check Retention Boxes	21,102		21,102
46
47
48
49	Recon ARX Partial	24,777		24,777
50	Recon ARX Full	13,595		13,595
51	Check Filing	79,967,400		79,967,400
52	Check Paying-DPS/ARX Fraud	1,786,455		1,786,455
53	Check Paying - RAS/GECC/CMMA Fraud	291,113		291,113
54	Collections On-Us	1,248		1,248
55	Collections Not On-Us	1,169		1,169
56	International Cashletter	32,547		32,547
INVESTIGATIONS
57	Process High Speed Photo	54,969		54,969
58	Process Low Speed Photo	82,081		82,081
59	Process Adjustment	131,183,388		131,183,388
YET TO BE DETERMINED ADJUSTMENT
60	Unknown	(12)		12
NEW SERVICES
61	CD-Rom-Creation-Items<2,500,000	30,000,000		30,000,000
62	CD-Rom-Creation-Items>2,500,000	10,639,430		10,639,430
63	CD-Rom-Copies	2,045		2,045
64	Microfilm Index	12,783		12,783
65	Putnam Image Statements-Postage	12		12
66	Seven Year Archive-All Other	176,910,359		176,910,359
67	Archive Retrieval <120 days	272,676		272,676
68	Seven Year Archive-Conversion Fee	5,584,614		5,584,614
69	Image Capture	155,610,966		155,610,966
70	Major Transit-AT&T < 5 million	1,930,674		1,930,674
71	Services Rendered in Walnut, Cal.	12		12
72	Payee Verification-Interrogration	4,766,934		4,766,934
73	Payee Verification Warns	59,089		59,089
74	Discount on Maj. Tran. AT&T	(1,930,674)		(1,930,674)
75	CD-Rom-Benefit Payment	199,692		199,692
76	Putnam Image Automated Statement	41,626		41,626
77	Putnam Image Manual Statement	68		68
78	CD-Rom-Lockbox-Documents<100,000	1,200,000		1,200,000

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                 Northern Trust

Exhibit 14.1A

Designated Item Processing Fees

		TOTAL May 2006 to April 2007		Contract Pricing
		Actual Volume	Actual Bill*	Actual Volume	Projected Bill*	Avg. Price*	Unit Price*	Revised Total Bill*
79	CD-Rom-Lockbox-Documents>100,000	5,435,232		5,435,232
80	CD-Rom-Lockbox-Checks<100,000	1,200,000		1,200,000
81	CD-Rom-Lockbox-Checks>100,000	2,860,108		2,860,108
81	CD-Rom-Lockbox-Copies	965		965
83	Disaster Recovery Site	12		12
84	Dominicks-Encoding	1,083,386		1,083,386
85	Dominicks-Corrections	960		960
86	Cola Credit	(12)		(12)
87	Small Business Report	12		12
88	Payee Verification-DR <100,000	1,200,000		1,200,000
89	Payee Verification-DR >100,000	3,566,934		3,566,934
90	Merchant Capture-Chicago City	27,063		27,063
91	Merchant Capture-RCPC	24,404		24,404
92	Merchant Capture-Correspondent	13,160		13,160
93	Merchant Capture-Fed	42,869		42,869
94	Merchant Capture-On Us	3,546		3,546
95	Image Statement Composition	4,243,806		4,243,806
96	AT&T- Transit-Chicago City	2,649,054		2,649,054
97	AT&T-Transit-RCPC	2,467,653		2,467,653
98	AT&T-Transit-Corr	8,420,579		8,420,579
99	AT&T-Transit-Fed	7,818,064		7,818,064
100	Process Adjustment-AT&T Incremental Vol	15,576,778		15,576,778

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Line item 75 - Moved to Lockbox Billing File
Line item 78 - Moved to Lockbox Billing File
Line item 79 - Moved to Lockbox Billing File
Line item 80 - Moved to Lockbox Billing File

Execution Copy: October 26, 2007

Initials: Fiserv                 Northern Trust

Exhibit 14.1A

Designated Item Processing Fees

TOTAL May 2006 to April 2007		Contract Pricing
Actual Volume	Actual Bill*	Actual Volume	Projected Bill*	Avg. Price*	Unit Price*	Revised Total Bill*
Line item 81 - Moved to Lockbox Billing File
Line item 82 - Moved to Lockbox Billing Fil

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Note:

Northern Trust and Fiserv mutually agree to reconcile the Fiserv billing files to the Northern Trust SID level.

The allocation to the SID level will reconcile to the total costs agreed upon in Exhibits 14.1A and 14.1B.

This will be completed by June 30, 2008.

Execution Copy: October 26, 2007

Initials: Fiserv                 Northern Trust

Exhibit 14.1B

Designated Lockbox Service Fees

		Totals (Actual May 2006 to April 2007)			New Contract Pricing
SID	SID DESCRIPTION	Total Vol.	Total Cost*	Unit Price*	Total Vol.	Revised Total Bill*	Unit Price*
	ACCT. # CAPTURE - AS BILLED	19,048			19,048
	ACH REPRT SCANNING FEE	3			3
1946963	ADD A POLICY	6,354			6,354
2117742	ALLOCATION FUND	1,773			1,773
2118529	ALLOCATIONS CHECK	838			838
2117742	ALLOCATIONS FUND	952			952
1700632	AS BILLED CHECKS	217,780			217,780
1702993	AS BILLED POLICY RECORDS	863,160			863,160
1730538	AUTOMATED LOCKBOX SERVICES	94,788			94,788
2121677	CASH EQUIVALENCY CHECK	2,492			2,492
2120890	CASH EQUIVALENCY POLICY	6,111			6,111
2192507	CD ROM CHECKS	3,135,832			3,135,832
2192507	CD ROM DOCUMENTS	4,571,477			4 ,571,477
2201951	CD ROM MONTHLY FEE	5,579			5,579
	CD-Rom-Benefit Payment				199,692
	CD-Rom-Lockbox-Documents<100,000				1 ,200,000
	CD-Rom-Lockbox-Documents>100,000				5 ,435,232
	CD-Rom-Lockbox-Checks<100,000				1 ,200,000
	CD-Rom-Lockbox-Checks>100,000				2,860,108
	CD-Rom-Lockbox-Copies (Duplicated)				965
1948537	CHANGE DOLLAR AMOUNT	261,227			261,227
2104363	CHANGES CHECK	885			885
2105150	CHANGES POLICY	54,037			54,037
1438359	CHECK ONLY W/COMPLEX SORT	4,456			4,456
2179915	CHECKS IMAGED	5,366,923			5,366,923
1134577	CIRCLE AMOUNT AND OTHER INFO.	110,053			110,053
1151104	COMPLEX SORT	1,605,143			1,605,143
2148061	CORRESPONDENCE CHECK	1,534			1,534
2146074	CORRESPONDENCE POLICY	8,224			8,224
2180702	COUPONS IMAGED	346,587			346,587
1940667	CREATE A BILL CHECK	4,398			4,398
1943815	CREATE A BILL POLICY	6,643			6,643
1702206	CUSTOMER GEN CHECKS	62,012			62,012
	CUSTOMER GEN W/FAX POLICIES	18			18
1704567	CUSTOMER GENERATED POLICY RECORD	977,757			977,757
1184945	DATA CONSOLIDATION/BANK	48			48
1185732	DATA CONSOLIDATION/MTHLY MAINT.	589			589
1186519	DATA TRANS. MONTHLY MAINTENANCE	8,032			8,032

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 14.1B

Designated Lockbox Service Fees

		Totals (Actual May 2006 to April 2007)			New Contract Pricing
SID	SID DESCRIPTION	Total Vol.	Total Cost*	Unit Price*	Total Vol.	Revised Total Bill*	Unit Price*
1190454	DATA TRANSMISSION FILE	47,085			47,085
1188880	DATA TRANSMISSION/RECORD	5,651,685			5,651,685
1192028	DATE STAMPING	24			24
1947750	DELETE A POLICY	409,230			409,230
1944602	DEPOSIT OOB BILL POLICY	100,446			100,446
1751000	DEPOSIT OOB CHECKS	4,878			4,878
1944544	DO NOT DEPOSIT CHECKS	5,040			5,040
1945389	DO NOT DEPOSIT POLICY	9,376			9,376
	DOCUMENT IMAGE SCAN/INDEX	11,604,759			11,604,759
2202738	DUPLICATE CD ROM (Client Consolidated)	7,968			7,968
1247905	ENVELOPE PHOTOCOPY	225			225
	EXTRA ACCOUNT BATCH LISTING	10,151			10,151
1259710	EXTRA DEPOSIT NOTIFICATION	18,591			18,591
1262071	EXTRA PHOTOCOPY	112,781			112,781
	FAX	11			11
2151583	FAX REPORTS	9,121			9,121
	FISERV ONLINE MAINTENANCE	563			563
	FULL PAY PROC W/COMPLEX SORT	18,049			18,049
1923353	FULL PAY SINGLE PROCESSING	1,157,822			1,157,822
	IMAGE MAINTENANCE	240			240
	IMAGE TRANSMISSION	743			743
1706141	INTERACTIVE DATABASE	10,432,109			10,432,109
1306143	INVOICE BALANCING	1,024,378			1,024,378
1315587	KEYSTROKE CHARGE	250,987,641			250,987,641
1613073	LBX CHECK RECEIPT VERIFICATION	1,130			1,130
2018580	LOAN CHECKS	1,083			1,083
2017793	LOAN POLICIES	1,317			1,317
1969786	LOCKBOX CREDIT CARD PROCESSING	21,237			21,237
1333688	LOCKBOX DEPOSITS	552,810			552,810
1336049	LOCKBOX ITEMS DEPOSITED	15,265,811			15,265,811
1336836	LOCKBOX MONTHLY MAINTENANCE	19,448			19,448
1847014	LOCKBOX PHOTOCOPY-WHOLETAIL	215,400			215,400
1433386	LOCKBOX PROCESSING	13,692,099			13,692,099
	LOCKBOX PHOTOCOPY	10,953,679			10,953,679
	LOCKBOX RENTAL	411			411
	LOCKBOX SERVICES	94,881			94,881
1612286	LOCKBOX TOTAL INQUIRY	301			301
1344706	MAIL FORWARDING FEE	181			181
1345493	MAIL FORWARDING MAINTENANCE	10			10
1352576	MICR CAPTURE	7,606,812			7,606,812
*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 14.1B

Designated Lockbox Service Fees

		Totals (Actual May 2006 to April 2007)			New Contract Pricing
SID	SID DESCRIPTION	Total Vol.	Total Cost*	Unit Price*	Total Vol.	Revised Total Bill*	Unit Price*
	MULT ITEM PROC W/COMPLEX SORT	523			523
1924927	MULTIPLE ITEM PROCESSING	164,398			164,398
1391926	NO CHECK ENCLOSED ITEMS	1,091,518			1,091,518
1980804	NO ITEM ENCLOSED - MONTHLY FEE	12			12
2173619	NON LOCKBOX MAIL RECEIVED	771			771
1701419	NOT AS BILLED CHECKS	47,663			47,663
1702993	NOT AS BILLED POLICY RECORDS	433,647			433,647
1942241	ONE CHECK PROCESSING	21,588			21,588
1946176	ONE CHECK PROCESSING POLICY	327,733			327,733
1411601	OPEN ENVELOPES(2-3 SIDES)	7,243			7,243
	PARTIAL PAY PROC W/COMPLEX SORT	4,350			4,350
1924140	PARTIAL PAY SINGLE PROCESSING	347,299			347,299
1506828	PHONE NOTIFICATION	7,480			7,480
2007562	PHOTO - LBX-CLIENT SERVICES	775			775
2008349	PHOTO - LBX-PRIORITY	57			57
1436785	PHOTOCOPY BATCHED	1,390			1,390
1437572	PHOTOCOPY INVOICE OR PAPERS	11,896			11,896
1445442	POST CHECK AMOUNT	9,368			9,368
	POST SPECIAL CUSTOMER INFOR.	2			2
1467478	R.I.D. DETAIL LINES REPORTED	63,189			63,189
1480070	REMITTER I.D. NOTIFICATION	8,147			8,147
2150796	RETURN ITEM LOG	1,610			1,610
1783267	ROLLOVER CHECKS	213			213
1782480	ROLLOVER POLICIES	351			351
1509976	SEQUENTIAL NUMBERING ENVELOPES	55,810			55,810
1514698	SIMPLE SORT	1,070,337			1,070,337
2102002	SMARTBOX PROCESSING – CHECKS	41,876			41,876
1339197	SPECIAL NOTIFICATION CALL	1,959			1,959
1324244	SPECIAL NOTIFICATION CHECK	14,493			1 4,493
1520207	SPECIAL STAPLING	262,628			262,628
	TP LBX UNBANKABLE EXCEPTION ITEM	15,248			15,248
2172045	UNBANKABLES	71,224			71,224
1557983	WALK IN DEPOSITS	221,717			221,717
	WHOLETAIL SORT AND BALANCE	162,037			162,037
2019367	WITHIN ONE MONTH CHECK	58			58
2020154	WITHIN ONE MONTH POLICY	409			409
	Grand Total

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 14.1B

Designated Lockbox Service Fees

		Totals (Actual May 2006 to April 2007)			New Contract Pricing
SID	SID DESCRIPTION	Total Vol.	Total Cost*	Unit Price*	Total Vol.	Revised Total Bill*	Unit Price*
Other Services -
Mail processing
Disaster Recovery Services
Postage
CMMA / Northern Processing
SAS 70
Staff Awards
TOTAL OTHER SERVICES

Adjustments
Revenue unbilled on Analysis system*
MICR Capture
OCR Keystroke Correction
Checks Imaged
Image Transmission
Coupons Imaged
Credit Float SLA est.
Credit for GE Issue
Year End Celebration
Total Adjustments

Total Charges

Note:

Northern Trust and Fiserv mutually agree to reconcile the Fiserv billing files to the Northern Trust SID level.

The allocation to the SID level will reconcile to the revised total bill agreed upon in Exhibits 14.1A and 14.1B by December 31, 2007.

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Addendum A to Exhibits 14.1A and 14.1B

Service Definitions and Fees

Service Name and Description	Classification*	Hourly Rate*

Customization

Unique to the requirements of Northern Trust or a Northern Trust client that are not supported by the base application, or by configuration choices. Any activity could be customized if the specific activity is outside of standard activity, including and testing. Examples of this are customized development, new data feeds required, interfaces (new or existing) customized installation, customized testing and customized business analysis. Northern Trust sign off will be required in the case of all customization prior to work being performed.

Technical General Operations – Activities that include maintenance activities, firecall activities, network support, and communications support, etc. around supported applications

Standard product enhancement –

Product enhancements that come as standard offerings from the software vendor and deemed appropriate for the business or those developed by Fiserv as part of the standard offerings. Property management, major infrastructure upgrades are examples of this type of activity.

Current Customization

Customization in place when the original contract (check 1998 contract and remittance 2001 contract) was signed and operations were assumed by Fiserv or those put in place at the request of Northern Trust to support a special need of the Bank and or a bank client.

Removal of Current Customization

Activities Fiserv engages in at the request of Northern Trust to remove customized for the purpose of limiting the output to the standard provided by the vendor software (i.e. standard output files for the DMP or IPS platforms). These activities must be mutually agreed to before work is accomplished.

Retirement/Refresh of Customized Legacy Applications

Activities required to retire/refresh customized applications for Northern Trust to insure future supportability. This could include Moving/Upgrading/Modernizing applications. The current applications that are on this list are Smartbox and TCI. These activities must be mutually agreed to before work is accomplished.

*	Information and amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Addendum A to Exhibits 14.1A and 14.1B

Service Definitions and Fees

Service Name and Description	Classification*	Hourly Rate*
Development Activities directly related to code development/specialized setting requirements such as sort patterns in IPS. Examples of this are Technical Documentation, writing code, and unit testing.
Installation Activities required moving new code into production or new hardware into production. Examples of this are change management, user training, and documentation of new process/procedures.
Testing Activities required to validate developed code, interfaces and upgrades. Examples of this would be test script generation, user acceptance testing, test result documentation.
Help Desk Activities dedicated to supporting the business units technology questions or problems.
On-Going support Activities required supporting maintenance of current supported applications.

Project Management

Activities required managing all tasks as outlined in the Fiserv – Northern Trust Quality Gate Deliverables checklist V2.0. Examples would be management meetings, drafting charter, providing status.

Business Analysis Activities required understanding and documenting the business requirements needed to implement the project outlined in the Project Request Form/Statement of Work.

Project Request Form (PRF)

The initial request given to Fiserv by Northern Trust that outlines and defines work requested. This could include a designated service, new service, customized services, customized product offering or the customization of current product offerings.

Statement of Work (SOW) A Fiserv produced document that responds to the PRF. It is intended to create understanding and definition of work required. It will include an E0 estimate of the project.

Project Change Control Request (PCCR)

A document jointly developed that defines any changes to a Service Name and Description Classification Hourly Rate projects scope or requirements that re-defines the work effort. This document will include a refined estimate of the project.

*	Information and amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Addendum A to Exhibits 14.1A and 14.1B

Service Definitions and Fees

Service Name and Description	Classification*	Hourly Rate*

Technology Project Estimate (TPE)

An estimate for all customized work effort provided by Fiserv to Northern Trust. This estimate may or may not include the ongoing service cost to turn this into a designated service (May be provided separately). The estimate will be broken down in to the following five (5) basic categories; 1) Project Management, 2) Development, 3) Testing, 4) Installation, and 5) Materials(if circumstances require). The Estimate will receive three refinements as the project management process proceeds they are as follows:

•        E0 – Initial high level estimate +/- 50%

•        E1 – Second refined estimate +/- 25%

•        E2 – Final refined estimate +/- 10%

Northern Trust will have the option on all estimates to choose the following types of estimate:

Time and Material Estimate – Northern Trust will be charged for each hour of effort worked and materials needed to complete the project.

Fixed Bid Estimate – Northern Trust will be charged the fixed amount of the estimate provided no more no less. Fiserv activity.

Satellite Site

Minimum activities that the satellite site should have the ability to perform:

•        Batch Logon

•        Front-end capture of checks, correspondence

•        Image Quality Assessment

•        Key from image, MICR correction and data entry

•        Capture repair must be done in the satellite site

•        MICR correction

*	Information and amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Addendum B to Exhibits 14.1A and 14.1B

Addendum to Fees

Minimum Payments

Item Processing, Lockbox Processing (including SmartBox)

The following minimum payments schedule will apply. The actual quarterly per item fees billed by Fiserv and paid by Northern Trust will be annualized and compared against the threshold outlined below. If there is a deficit, Northern Trust will be charged the difference of the threshold and the actual fees billed.

Year	2008*	2009*	2010*	2011*	2012*	2013*
Minimum Payment

*	Amounts in these columns have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust

Exhibit 20.1

Termination for Convenience

Purpose:

The column below entitled “Termination Fee” represents the gross Termination Fee at the beginning of each Contract Year. To calculate the actual Termination Fee payable, the amount listed below needs to be interpolated to the actual Termination Date between the Contract Years Termination listed and then a prevent value calculation to end of Term using the (then) current applicable published Federal Funds rate as the discount rate needs to be done. An example is detailed below:

Contract Year	Termination Fee*
1
2
3
4
5
6

Example

Assumptions:*

1.
2.
3.

Calculations:*

1.
2.
3.
4.
5.
6.

*	Information and amounts under these captions have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Execution Copy: October 26, 2007

Initials: Fiserv                  Northern Trust